                            ASSET EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                           MEADOW PINES HOSPITAL, INC.

                                       AND

                              CCS/GULF PINES, INC.

                            Dated: February 23, 1998

                                TABLE OF CONTENTS

ARTICLE 1

         DEFINITIONS..............................................................................................1
         Section 1.1       Certain Defined Terms..................................................................1
         Section 1.2       Index of Other Defined Terms...........................................................4

ARTICLE 2

         TRANSFER OF GULF PINES HOSPITAL TO MPH...................................................................6
         Section 2.1       Assets Transferred to MPH..............................................................6
         Section 2.2       Assets Excluded by CCS.................................................................8
         Section 2.3       Liabilities Assumed by MPH.............................................................9
         Section 2.4       Liabilities Excluded from MPH.........................................................10

ARTICLE 3

         TRANSFER OF MEADOW PINES HOSPITAL TO CCS................................................................11
         Section 3.1       Assets Transferred to CCS.............................................................11
         Section 3.2       Assets Excluded by MPH................................................................13
         Section 3.3       Liabilities Assumed by CCS............................................................14
         Section 3.4       Liabilities Excluded from CCS.........................................................14

ARTICLE 4
         TERMS OF THE EXCHANGE...................................................................................16
         Section 4.1       Transfer of MPH Assets and Assumption of Certain CCS Liabilities in
                             Exchange for Transfer of CCS Assets and Assumption of Certain MPH Liabilities.......16
         Section 4.2       Working Capital Adjustment............................................................16
         Section 4.3       Allocation of Exchange Price..........................................................18
         Section 4.4       Remittances and Receivables...........................................................18
         Section 4.5       Employee Matters......................................................................20
         Section 4.6       Manuals...............................................................................21
         Section 4.7       No Assignment If Breach; Discharge of Assumed Liabilities.............................22
         Section 4.8       Closing...............................................................................22
         Section 4.9       Management Agreement..................................................................23
         Section 4.10      Office Space..........................................................................24

ARTICLE 5

         REPRESENTATIONS AND WARRANTEES OF MPH AND CCS...........................................................24
         Section 5.1       Organization and Corporate Power......................................................24




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



         Section 5.2       Authority Relative to this Agreement..................................................24
         Section 5.3       Absence of Breach.....................................................................25
         Section 5.4       Brokers...............................................................................25
         Section 5.5       Title to Personal Property............................................................25
         Section 5.6       Contracts Assumed by MPH and CCS......................................................25
         Section 5.7       Compliance with Laws..................................................................26
         Section 5.8       U.S. Person...........................................................................27
         Section 5.9       Employee Relations....................................................................27
         Section 5.10      Employee Plans........................................................................28
         Section 5.11      Litigation............................................................................30
         Section 5.12      Hazardous Substances..................................................................30
         Section 5.13      Financial Information.................................................................31
         Section 5.14      Changes Since Balance Sheet...........................................................31
         Section 5.15      Taxes.................................................................................33
         Section 5.16      Representations Not Affected By Due Diligence.........................................33
         Section 5.17      Lists of Other Data...................................................................33
         Section 5.18      Absence of Undisclosed Liability......................................................34
         Section 5.19      Real Property. Schedules 2.1(a) and 3.1(a)............................................34
         Section 5.21      Insurance.............................................................................36
         Section 5.22      Pending Transactions..................................................................36
         Section 5.23      Operations............................................................................37

ARTICLE 6

         COVENANTS OF MPH AND CCS................................................................................37
         Section 6.1       Efforts to Consummate Transaction.....................................................37
         Section 6.2       Cooperation...........................................................................37
         Section 6.3       Further Assistance....................................................................37
         Section 6.4       Cooperation Respecting Proceedings....................................................37
         Section 6.5       Expenses..............................................................................38
         Section 6.6       Announcements; Confidentiality; Non-Solicitation......................................38
         Section 6.7       Preservation of and Access to Certain Hospital Records................................39

ARTICLE 7

         ADDITIONAL COVENANTS OF MPH AND CCS.....................................................................39
         Section 7.1       Conduct Pending Closing...............................................................40
         Section 7.2       Access and Information, Environmental Survey; Remediation or
                             Adjustment..........................................................................41
         Section 7.3       Updating..............................................................................43
         Section 7.4       Exclusivity...........................................................................43
         Section 7.5       Cost Reports..........................................................................43
         Section 7.6       Tax Matters...........................................................................44

         Section 7.7       Risk of Loss..........................................................................44
         Section 7.8       Post-Closing Insurance................................................................45
         Section 7.9       Consents..............................................................................45
         Section 7.10      Relationship with Employees, Suppliers and Patients...................................45
         Section 7.11      Amendment to Certificate of Incorporation or Bylaws...................................46
         Section 7.12      Other Actions.........................................................................46
         Section 7.13      Non-Facility Records..................................................................46
         Section 7.14      Reliance on Environmental Survey......................................................46

ARTICLE 8

         CONDITIONS TO CLOSING...................................................................................46
         Section 8.1       Performance of Agreement..............................................................46
         Section 8.2       Accuracy of Representations and Warranties............................................46
         Section 8.3       Officer's Certificate.................................................................47
         Section 8.4       Consents..............................................................................47
         Section 8.5       Absence of Injunctions................................................................47
         Section 8.6       Title to Real Property................................................................47
         Section 8.7       Environmental Survey and Engineer Survey..............................................48
         Section 8.8       Receipt of Other Documents............................................................48
         Section 8.9       CCS Payor Contracts...................................................................49

ARTICLE 9

         TERMINATION.............................................................................................49
         Section 9.1       Termination...........................................................................49
         Section 9.2       Effect of Termination.................................................................50

ARTICLE 10

         SURVIVAL AND REMEDIES; INDEMNIFICATION..................................................................50
         Section 10.1      Survival..............................................................................50
         Section 10.2      Exclusive Remedy......................................................................50
         Section 10.3      Mutual Indemnity......................................................................50
         Section 10.4      Further Qualifications Respecting Indemnification.....................................52
         Section 10.5      Procedures Respecting Third Party Claims..............................................53

ARTICLE 11

         NONCOMPETITION..........................................................................................54
         Section 11.1      Noncompetition........................................................................54
         Section 11.2      Remedies for Breach...................................................................54
         Section 11.3      Severability and Substitution of Valid Provisions.....................................55

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
         Section 11.4      Extension of Periods..................................................................55

ARTICLE 12

         GENERAL PROVISIONS......................................................................................55
         Section 12.1      Notices...............................................................................55
         Section 12.2      Attorneys' Fees.......................................................................56
         Section 12.3      Successors and Assigns................................................................56
         Section 12.4      Counterparts..........................................................................56
         Section 12.5      Captions and Paragraph Headings.......................................................56
         Section 12.6      Entirety of Agreement, Amendments.....................................................56
         Section 12.7      Waiver................................................................................57
         Section 12.8      Governing Law.........................................................................57
         Section 12.9      Severabilily..........................................................................57

                                    EXHIBITS

1        Form Bill of Sale
B.       Form of Warranty Deed
C.       Form of Assignment and Assumption of Liabilities Agreement
D.       Management Agreement

                                LIST OF SCHEDULES

2.1(a)            CCS Owned Real Property
2.1(e)            Contracts Assumed by MPH
2.1(f)            Business Names Transferred to MPH
2.1(m)            CCS Intellectual Property
2.2(a)            Non-Current Assets Excluded by CCS
2.2(c)            CCS Non-Public Day School
2.2(d)            Other Entities
2.3(a)            Contracts Assumed by MPH
2.4(j)            Other Liabilities Excluded from MPH
3.1(a)            MPH Owned Real Property
3.1(e)            Contracts Assumed by CCS
3.1(f)            Business Names Transferred to CCS
3.1(m)            MPH Intellectual Property
3.2(a)            Non-Current Assets Excluded by MPH
3.2(c)            Other Entities
3.3(a)            Contracts Assumed by CCS
3.4(j)            Other Liabilities Excluded from CCS
4.2               Gulf Pines and Meadow Pines Working Capital
4.3               Allocation Schedule
4.5(a)            ERISA Plans
4.5(b)            Employee List
5.7(a)            Compliance Exceptions
5.7(c)            False Claims
5.7(d)            Termination of rights under Medicare or Medicaid
5.9               Employee Exceptions
5.10(a)           Benefit Plans
5.10(c)           Benefit Plan Compliance
5.10(g)           Benefit Plan Requirements
5.10(h)           Effect of this Transaction on Benefit Plans
5.11              Litigation
5.13(a)           Financial Statements
5.14              Changes Since Balance Sheet
5.15              Contested Tax Liability
5.17(a)           Leases



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



5.17(b)           Accrued Paid Time Off
5.17(c)           Material Licenses
5.18              Undisclosed Liabilities
5.19(a)           Real Property Maintenance
5.19(c)           Zoning Compliance
5.19(d)           Leases
5.21              Insurance Policies
7.1               Conduct Pending Closing
8.4               Consents to be Obtained

                            ASSET EXCHANGE AGREEMENT

         This ASSET EXCHANGE AGREEMENT (the "Agreement") is made and entered into on the 23rd day of February, 1998 by and between MEADOW PINES HOSPITAL, INC. a Delaware corporation ("MPH"), and CCS/GULF PINES, INC., a Texas corporation ("CCS"), and, for purposes of Sections 6.6 and 7.5(c) and Articles 10 and 11 only, joined by The BROWN SCHOOLS, INC., a Delaware corporation ("Brown Schools"), and CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation ("CCS Parent"), with reference to the following facts:

         A. MPH and CCS are engaged in the business of delivering behavioral treatment services to youth.

         B. MPH desires to acquire from CCS Gulf Pines Hospital located in Houston, Texas and CCS desires to acquire from MPH Meadow Pines Hospital located in Longview, Texas, in each case together with related assets (the exchanges and other transactions which are the subject of this Agreement are herein referred to as the "Transaction").

         C. Brown Schools is the parent corporation of MPH, and CCS Parent is the parent corporation of CCS.

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE 2

                                   DEFINITIONS

         Section 2.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

         "Affiliate" of a specified person shall mean any corporation, partnership, sole proprietorship or other person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the person specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity.

         "Benefit Plans" means all Employee Benefit Plans, all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all plans established pursuant to Section 125, 127, 129 or 132 of the Code and all stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock and other stock plans (whether qualified or nonqualified) and all other pension, welfare, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health or other and whether key man, group or other), profit sharing, disability, thrift, dependent care, legal services, adoption, assistance, leave of absence, layoff, vacation and supplemental or excess benefit plans and all other benefit contracts, arrangements or procedures having the effect of a plan, in each case existing on or before the Closing Date under which a person or any of its subsidiaries is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representatives providing services to or for CCS or MPH; provided, however, that such term shall not include (a) workers' compensation insurance, (b) MPH's Texas employee injury plan, and (c) directors and officers' liability insurance.

         "Cost Report" means the cost report required to be filed, as of the end of a provider cost year or for any other required period, with cost-based Payors with respect to cost reimbursement.

         "Employee Benefit Plan" means each employee benefit plan (whether or not insured), as defined in Section 3(3) of the Employee Retirement of Income Security Act of 1974, as amended ("ERISA"), which is or was in existence on or before the Closing Date, under which CCS or MPH is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representatives providing services to or for CCS or MPH.

         "Employee Pension Benefit Plan" means each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before the Closing Date, under which CCS or MPH is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representatives providing services to or for CCS or MPH.

         "Employee Welfare Benefit Plan" means each employee welfare benefit plan (whether or not insured), as defined in Section 3(l) of ERISA, which is or was in existence on or before the Closing Date, under which CCS or MPH is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representatives providing services to or for CCS or MPH.

         "Environmental Laws" means the Laws of any governmental or regulatory authority (including, without limitation, any state wherein CCS or MPH conducts business) relating to the use, refinement, recycling, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified until the Closing Date, including, without limitation, the following statutes: Federal Resources Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq.; Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq.; Federal Clean Air

Act, 42 U.S.C. ss. 7401, et seq.; Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. ss. 1251, et seq.; Federal Insecticide, Fungicide, and Rodentcide Act, Federal Pesticide Act of 1978, 7 U.S.C. ss. 136, et seq.; Federal Hazardous Materials Transportation Act, 48 U.S.C. ss. 1801, et seq.; Federal Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; and Federal Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq.

         "ERISA Plan" means any Employee Pension Benefit Plan or Employee Welfare Benefit Plan.

         "Facility" shall mean either Gulf Pines Hospital or Meadow Pines Hospital as applicable in the context in which the reference appears.

         "GAAP" shall mean at any particular time generally accepted accounting principles as in effect at such time. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method of valuation as used in the preparation of MPH's and CCS's financial statements.

         "Knowledge" "has no knowledge" or "do not know of" or similar phrases, shall mean (1) in the case of an entity, the particular fact was known or not known as the context requires to the corporate officer or hospital administrator of such entity after reasonable inquiry by the principal executive officer of such entity, and (2) in the case of an individual, the particular fact was known or not known as the context requires after reasonable inquiry by such person.

         "Laws" shall mean all statutes, rules, regulations, ordinances, orders, codes, permits, licenses and agreements with or of federal, state, local and foreign governmental and regulatory authorities and any order, writ, injunction or decree issued by any court, arbitrator or governmental agency or in connection with a judicial, administrative or other non-judicial proceeding (including, without limitation, arbitration or reference).

         "Licenses" shall mean certificates of need, accreditations, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations.

         "Medical Waste" means any substance, pollutant, materials or containment listed or regulated under either the Medical Waste Tracking Act of 1988, 42 U.S.C. ss. 6992, et seq. ("MWTA"), 42 Part 72 and 49 CFR ss. 173, 386
or the Medical Waste Laws.

         "Medical Waste Laws" means the following, including, without limitation, regulations promulgated and orders issued thereunder, to the extent such Medical Waste Laws regulate Medical Waste, all as may be amended or modified until the Closing Date,: the MWTA, the Resource Conservation and Recovery Act, 42 USCA ss. 6901 et seq.; the Air Pollution Prevention and Control Act, 42 USCA ss. 7401 et seq.; the Federal Water Pollution Control Act, 33 USCA ss.ss. 1251 et seq.; the Marine Protection, Research and Sanctuaries Act of 1972, 33 USCA ss.ss. 1401 et seq.; Nuclear

Regulatory Commission regulations contained in 10 CFR Part 20; and 10 CFR Part 61, Occupational Health Act, 29 USCA 651 et seq.; Public Health Service regulations contained in 42 CFR Part 72; Food and Drug Administration regulations contained in 21 CFR Parts 58 and 211; U.S. Department of Transportation regulations contained in 49 CFR Parts 171-179; the Act to Prevent Pollution from Ships, 33 U.S.C.A. ss. 1901 et seq.; United States Department of Agriculture regulations contained in 9 CFR Parts 50 through 56; United States Postal Service regulations contained in 39 CFR Part 111; and local environmental and safety laws, rules, regulations, and other legally binding requirements, and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

         "Payor" shall mean Medicare, Medicaid, CHAMPUS and Medically Indigent Assistance programs, Blue Cross and Blue Shield of Texas, Inc. or any other third party payor (including an insurance company), or any health care provider (such as a health maintenance organization, preferred provider organization, peer review organization, or any other managed care program).

         "Purchasing Party" shall mean such party which is receiving a Facility pursuant to the Agreement.

         "Red River Receivables" means accounts receivable of CCS or its Affiliates that arose solely from billing or invoicing by CCS or its Affiliates for services rendered at Red River Hospital, Wichita Falls, Texas.

         "Taxes" shall mean (i) all federal, state, county and local sales, use, property, payroll, recordation and transfer taxes, (ii) all state, county and local taxes, levies, fees, assessments or surcharges (however designated, including privilege taxes, room or bed taxes and user fees) which are based on the gross receipts, net operating revenues or patient days of a Facility for a period ending on, before or including the Closing Date (as defined in Section 4.8) or a formula taking any one of the foregoing into account, and (iii) any interest, penalties and additions to tax attributable to any of the foregoing, but shall not include income and other taxes described in Sections 2.4(a) and
(b) and Sections 3.4(a) and (b).

         "Transferring Party" shall mean such party which is transferring a Facility pursuant to the Agreement.

         Section 2.2 Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

         Defined Term                                                                                      Section
         ------------                                                                                      -------

         Agreement.........................................................................................Preamble
         Allocation Schedule....................................................................................4.3
         Assets Excluded by CCS.................................................................................2.2

         Assets Excluded by MPH.................................................................................3.2
         Assets Transferred to MPH .............................................................................2.1
         Assets Transferred to CCS .............................................................................3.1
         Business Names Transferred to MPH ..................................................................2.1(f)
         Business Names Transferred to CCS ..................................................................3.1(f)
         CCS Cost Report Settlement .........................................................................2.2(f)
         CCS Owned Real Property ............................................................................2.1(a)
         CCS Equipment ......................................................................................2.1(b)
         CCS Inventory ......................................................................................2.1(c)
         CCS Receivables ....................................................................................2.1(d)
         CCS Non-Public Day School ..........................................................................2.2(c)
         Charter Documents .....................................................................................5.3
         Claim Notice .........................................................................................10.5
         Closing ...............................................................................................4.8
         Closing Date ..........................................................................................4.8
         COBRA ..............................................................................................4.5(c)
         Code ..................................................................................................5.8
         Consultant .........................................................................................7.2(b)
         Contracts Assumed by MPH ...........................................................................2.1(e)
         Contracts Assumed by CCS ...........................................................................3.1(e)
         Cost Report Settlements ....................................................................2.2(g); 3.2(g)
         Current Assets Transferred to MPH .....................................................................4.2
         Current Assets Transferred to CCS .....................................................................4.2
         Current Liabilities Assumed by MPH ....................................................................4.2
         Current Liabilities Assumed by CCS ....................................................................4.2
         Deductible Amount ...........................................................................10.3(b)(i)(B)
         Deferred CCS Transaction Items .....................................................................4.9(b)
         Document Retention Period ..........................................................................6.7(b)
         Environmental Survey ...............................................................................7.2(b)
         ERISA .................................................................................................1.1
         Exchange Price ........................................................................................4.1
         Foreign Person ........................................................................................5.8
         Gulf Pines Working Capital ............................................................................4.2
         MPH Cost Report Settlements ........................................................................3.2(e)
         MPH Owned Real Property ............................................................................3.1(a)
         MPH Equipment ......................................................................................3.1(b)
         MPH Inventory ......................................................................................3.1(c)
         MPH Receivables ....................................................................................3.1(d)
         Hazardous Materials ..................................................................................5.12
         Hospital Records ...................................................................................6.7(a)
         Indemnified Party .................................................................................10.3(a)
         Indemnifying Party ...................................................................................10.3
         Insurance Program .....................................................................................7.8

         Intercompany Transactions ..................................................................2.2(b); 3.2(b)
         Liabilities Assumed by MPH ............................................................................2.3
         Liabilities Assumed by CCS ............................................................................3.3
         Liabilities Excluded from MPH .........................................................................2.4
         Liabilities Excluded from CCS .........................................................................3.4
         Losses ............................................................................................10.3(a)
         Management Agreement ...............................................................................4.9(a)
         Manuals ............................................................................................4.6(a)
         Meadow Pines Working Capital ..........................................................................4.2
         Non-Transferrable Receivables ......................................................................4.4(c)
         Permitted Encumbrances ................................................................................5.5
         Permitted Liens and Encumbrances .....................................................................5.19
         Representing Party ......................................................................................5
         Related Agreements ....................................................................................5.3
         Straddle Cost Reports ..............................................................................7.5(b)
         Straddle Patients ..................................................................................4.4(b)
         Straddle Patient Payments ......................................................................4.4(b)(ii)
         Straddle Patient Records ...........................................................................6.7(a)
         TEFRA ..........................................................................................4.4(b)(ii)
         Third Party Claims ................................................................................10.4(a)
         Title Insurer .........................................................................................8.6
         Title Policies ........................................................................................8.6
         Transaction ......................................................................................Recitals
         Trigger Amount ..............................................................................10.3(b)(i)(B)


                                    ARTICLE 3

                     TRANSFER OF GULF PINES HOSPITAL TO MPH

         Section 3.1 Assets Transferred to MPH. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 4.8), MPH shall receive and accept from CCS and CCS shall convey, assign, transfer and deliver to MPH, the following assets, and only the following assets, as of the Closing (the "Assets Transferred to MPH"):

                  (a) All of CCS's right, title and interest in and to the real property owned in fee (the "CCS Owned Real Property") that is identified in Schedule 2. I (a) on which Gulf Pines Hospital is located, together with the Gulf Pines Hospital construction, work-in-progress, and all other buildings and improvements thereon, and, all rights, privileges, permits and easements appurtenant thereto;

                  (b) All of CCS's right, title and interest in and to fixed equipment, furniture, and fixtures, moveable equipment and furniture, trucks, tractors, trailers and other vehicles, and all other items of tangible personal property (collectively "CCS Equipment") "(i) that are not consumed, disposed of or held for sale or as inventory in the ordinary course of business, (ii) that are owned by CCS as of the Closing, and (iii) that are used or utilized with respect to, or necessary for, the operation of Gulf Pines Hospital;

                  (c) All of CCS's right, title and interest in and to inventories of supplies, drugs, food, janitorial and office supplies, maintenance and shop supplies, and other similar items of tangible personal property intended to be consumed, disposed of or sold in the ordinary course of business (collectively, the "CCS Inventory") that are owned by or consigned to CCS as of the Closing and that are used or utilized by CCS with respect to, or necessary for, the operation of the Gulf Pines Hospital;

                  (d) All of CCS's right, title and interest as of the Closing Date in and to accounts receivable recorded by CCS as an account receivable from Payors, patients and other third parties (collectively, the "CCS Receivables"), but not including the Cost Report Settlements described in Section 2.2(f) below and the Red River Receivables;

                  (e) All of CCS's right, title and interest in and to all contracts described on Schedule 2.1(e) and all contracts entered into in the ordinary course of business and consistent with past practice involving, for each contract, to the extent the same are transferable to MPH, which (i) have an aggregate amount payable of less than $15,000 or (ii) may be canceled by MPH within 30 days after the Closing Date without a penalty (the "Contracts Assumed by MPH");

                  (f) All of CCS's right, title and interest in and to the business names set forth in Schedule 2.1(f) it being understood and agreed that no right, title or interest in or to the name "Children's Comprehensive Services, Inc." or any derivation thereof shall be transferred to MPH (the "Business Names Transferred to MPH");

                  (g) To the extent transferable, all of CCS's right, title and interest in and to Licenses in favor of CCS as of the Closing that are related to, necessary for, or used in connection with the operation of the Gulf Pines Hospital as presently operated by CCS;

                  (h) All of CCS's right, title and interest in and to unexpired warranties as of the Closing that are transferable to MPH which CCS has received from third parties with respect to the Assets Transferred to MPH, including, but not limited to, such warranties as are set forth in any construction agreement, lease agreement, equipment purchase agreement, consulting agreement or agreement for architectural and engineering services;

                  (i) To the extent lawfully and contractually enforceable, all of CCS's right, title and interest in and to advance payments, prepayments, prepaid expenses, deposits and the like made by CCS on its behalf in the ordinary course of business prior to the Closing, which exist as of the Closing and with respect to which MPH will receive the benefit after the Closing, and other items recorded as prepaid expenses by CCS;

                  (j) All of CCS's right, title, and interest in and to all claims, choses in action, rights of recovery, rights of set-off, rights to refunds, advance payments, prepayments, prepaid expenses, deposits and the like, and similar rights in favor of CCS as of the Closing that are directly related to the operation of Gulf Pines Hospital as presently operated by CCS or related to a Contract Assumed by MPH;

                  (k) Subject to the provisions of Section 6.7, any and all business and patient records of or related to the operation of Gulf Pines Hospital, which are legally transferable, whether or not maintained at or by Gulf Pines Hospital;

                  (l) All of CCS's right, title and interest in and to the goodwill of the business evidenced by the Assets Transferred to MPH, and, except for CCS Assets Excluded by CCS, any and all other assets of CCS used or utilized solely in the operations of Gulf Pines Hospital as conducted prior to the Closing Date, whether or not such assets have any value for accounting purposes; and

                  (m) All of CCS's intellectual property (such as marks, trademarks, service marks, patents, patent rights, slogans, and copyrights), including but not limited to that described in Schedule 2.1(m).

         Section 3.2 Assets Excluded by CCS. CCS shall not sell, convey, assign, transfer or deliver to MPH, and MPH shall not purchase the following assets of CCS (the "Assets Excluded by CCS"):

                  (a) Cash, cash equivalents, securities, and only those noncurrent assets that are listed in Schedule 2.2 (a);

                  (b) Any contract respecting an intercompany transaction between a subsidiary, on the one hand, and CCS or an Affiliate of CCS, on the other hand, whether or not such transaction relates to the provision of goods and services, tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like ("CCS Intercompany Transactions") and all amounts due to CCS arising from CCS Intercompany Transactions;

                  (c) All assets pertaining to the non-public day school operated by CCS at Gulf Pines Hospital including but not limited to furniture, fixtures, inventory and equipment (the "CCS Non-Public Day School") as more particularly described in Schedule 2.2(c);

                  (d) All of CCS's right, title and interest in the subsidiaries and other entities listed on Schedule 2.2(d);

                  (e) The amounts payable to CCS under any insurance policy, if any, included in the Assets Transferred to MPH which relate to any Asset Excluded by CCS or Liability Excluded from MPH (as defined in
         Section 2.4) (it being understood, however, that MPH shall have no obligation to take any action under any such policy to seek any recovery except at the reasonable request, and at the sole expense, of CCS or to continue any such policies in force);

                  (f) All of the right, title and interest of CCS in assets resulting from the finalization under the Medicare and Medicaid programs of amounts due by such programs with respect to Cost Reports ("CCS Cost Report Settlements") and other rights of CCS respecting Cost Reports described in Section 7.5;

                  (g) All prepaid taxes and claims for refunds of Taxes relating to periods ended on or prior to the Closing Date and refunds of overpayments (including refunds based on cost report adjustments or settlements) to government authorities relating to periods ended on or prior to the Closing Date;

                  (h) All rights and funds in connection with CCS's Benefit
         Plans;

                  (i) All rights of CCS arising under this Agreement; and

                  (j) All of CCS's right, title and interest in and to the Red River Receivables.

         MPH acknowledges and agrees that CCS shall have the right to remove from Gulf Pines Hospital, and, except as otherwise provided herein, shall remove, at any time on or prior to June 30, 1998, any and all of the Assets Excluded by CCS from Gulf Pines Hospital, provided that CCS shall do so in a manner that does not unduly or unnecessarily disrupt MPH's normal business activities at Gulf Pines Hospital.

         Section 3.3 Liabilities Assumed by MPH. Subject to the terms and conditions set forth in this Agreement, MPH shall assume at the Closing and pay, discharge and perform as and when due only those obligations and liabilities expressly described in this Section 2.3 (the "Liabilities Assumed by MPH"):

                  (a) All liabilities and obligations of CCS which pertain to or are to be performed during the period following the Closing Date (as defined in Section 4.8), and which arise under any Contracts Assumed by MPH, including without limitation any capitalized lease liabilities and obligations as set forth in Schedule 2.3(a); provided that if MPH assumes any capital leases that are Contracts Assumed by MPH, the Exchange Price shall be reduced by an amount equal to the principal amount of such capital leases assumed as of the Closing Date, as determined by GAAP; and

                  (b) Current Liabilities Assumed by MPH (defined below) as set forth in Schedule 4.2.

         Section 3.4 Liabilities Excluded from MPH. MPH shall not assume and shall have no liability or obligation of any kind for or with respect to any obligation or liability unless expressly assumed by it in accordance with this Agreement, including without limitation having no liability or obligation for or with respect to any of the following (collectively, "Liabilities Excluded from MPH"):

                  (a) Any of CCS's liabilities or obligations with respect to franchise taxes and with respect to federal, state, local or other taxes imposed upon or measured, in whole or in part, by the net income or stockholders' equity for any period ending on or prior to the Closing Date of CCS or with respect to interest, penalties or additions to any of such taxes;

                  (b) Any of CCS's liabilities or obligations with respect to the recapture of federal, state, local or other tax deductions or credits taken by CCS for any period ending on or prior to the Closing Date imposed upon, or any taxable gain recognized by, CCS on account of the Transaction contemplated hereby;

                  (c) Any liabilities or obligations of CCS for Taxes incurred as a result of the sale of Assets Transferred to MPH;

                  (d) Liabilities or obligations of CCS arising from the breach by CCS on or prior to the Closing Date of any term, covenant, or provision of any of the Contracts Assumed by MPH;

                  (e) Liabilities or obligations of CCS or its Affiliates now existing or which may hereafter exist by reason of any alleged violation of Laws by CCS or any of its Affiliates on or prior to the Closing Date;

                  (f) Subject to the provisions of Section 7.5, liabilities or obligations of CCS now existing, except as included in the Current Liabilities Assumed by MPH (defined below), or which may hereafter exist by reason of any liability to refund any payment or reimbursement received by CCS from any Payor which is attributable to any period of time ending on or prior to the Closing Date;

                  (g) Liabilities or obligations of CCS under any Contract Assumed by MPH which would be included in the Assets Transferred to MPH but for the provisions of Section 4.7, unless MPH is provided with the benefits thereunder as contemplated in such Section;

                  (h) Liabilities of CCS arising from or in connection with litigation described in Section 5.1 I., or from or in connection with any other litigation, whether or not pending or threatened, to which CCS or any subsidiary or any Affiliate of CCS is or may become a party with respect to CCS's ownership and operation of its Facility, including, without limitation, all such liabilities that relate to the provision of psychiatric services (or the failure to provide such services) on or prior to the Closing Date;

                  (i) Liabilities of CCS incurred in connection with its obtaining or failing to obtain any consent, authorization or approval necessary for it to sell, convey, assign, transfer or deliver any Asset Transferred to MPH hereunder;

                  (j) Such other liabilities and obligations, if any, specifically described in Schedule 2.4(j) and liabilities which would be Liabilities Assumed by MPH but for the provisions of Sections 4.7
         8.5 or 8.6.

                  (k) Amounts owed by CCS in connection with CCS Intercompany Transactions, or under any contract that evidences indebtedness for money borrowed;

                  (l) Liabilities and obligations respecting CCS Cost Report Settlements, and other obligations of CCS respecting Cost Reports described in Section 7.4;

                  (m) Liabilities and obligations of CCS arising from or in connection with all Benefit Plans, except as set forth in Section 2.3(b); and

                  (n) Liabilities of CCS arising from or in connection with Hazardous Substances as described in Section 5.12.


                                    ARTICLE 3

                    TRANSFER OF MEADOW PINES HOSPITAL TO CCS

         Section 3.5 Assets Transferred to CCS. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 4.8), CCS shall receive and accept from MPH and MPH shall convey, assign, transfer and deliver to CCS, the following assets, and only the following assets, as of the Closing (the "Assets Transferred to CCS"):

                  (a) All of MPH's right, title and interest in and to the real property owned in fee (the "MPH Owned Real Property")that is identified in Schedule 3.1(a) on which Meadow Pines Hospital is located, together with construction, work-in-progress, and all other buildings and improvements thereon, and all rights, privileges, permits and easements appurtenant thereto;

                  (b) All of MPH's right, title and interest in and to fixed equipment, furniture, and fixtures, moveable equipment and furniture, trucks, tractors, trailers and other vehicles, and all other items of tangible personal property (collectively "MPH Equipment") that (i) are not consumed, disposed of or held for sale or as inventory in the ordinary course of business, (ii) are owned by MPH as of the Closing, and (iii) are used or utilized with respect to, or necessary for, the operation of Meadow Pines Hospital;

                  (c) All of MPH's right, title and interest in and to inventories of supplies, drugs, food, janitorial and office supplies, maintenance and shop supplies, and other similar items of tangible personal property intended to be consumed, disposed of or sold in the ordinary course of business (collectively, the "MPH Inventory") that are owned by or consigned to MPH as of the Closing and that are used or utilized by MPH with respect to, or necessary for, the operation of the Meadow Pines Hospital;

                  (d) All of MPH's right, title and interest as of the Closing Date in and to accounts receivable recorded by MPH as an account receivable from Payors, patients and other third parties but not including the Cost Report Settlements described in Section 3.2(e) below (collectively, the "MPH Receivables");

                  (e) All of MPH's right, title and interest in and to all contracts described on Schedule 3.1(e) and all contracts entered into in the ordinary course of business and consistent with past practice involving, for each contract, to the extent the same are transferable to CCS, which (i) have an aggregate amount payable of less than $15,000 or (ii) may be canceled by CCS within 30 days after the Closing Date without a penalty (the "Contracts Assumed by CCS");

                  (f) All of MPH's right, title and interest in and to the business names set forth in Schedule 3.1(f) it being understood that no right, title or interest in or to the name "The Brown Schools" or any derivation thereof shall be transferred to CCS (the "Business Names Transferred to CCS");

                  (g) To the extent transferable, all of MPH's right, title and interest in and to Licenses in favor of MPH as of the Closing that are related to, necessary for, or used in connection with the operation of the Meadow Pines Hospital as presently operated by MPH;

                  (h) All of MPH's right, title and interest in and to unexpired warranties as of the Closing that are transferable to CCS which MPH has received from third parties with respect to the Assets Transferred to CCS, including, but not limited to, such warranties as are set forth in any construction agreement, lease agreement, equipment purchase agreement, consulting agreement or agreement for architectural and engineering services;

                  (i) To the extent lawfully and contractually enforceable, all of MPH's right, title and interest in and to advance payments, prepayments, prepaid expenses, deposits and the like made by MPH on its behalf in the ordinary course of business prior to the Closing, which exist as of the Closing and with respect to which CCS will receive the benefit after the Closing, and other items recorded as prepaid expenses by MPH;

                  (j) All of MPH's right, title, and interest in and to all claims, choses in action, rights of recover, rights of set-off, rights to refunds, advance payment, prepayment, prepaid expenses, deposits and the like, and similar rights in favor of MPH as of the Closing that are directly related to the operation of Meadow Pines Hospital as presently operated by MPH or related to a Contract Assumed by CCS;

                  (k) Subject to the provisions of Section 6.7, any and all business and patient records of or related to the operation of Meadow Pines Hospital, which are legally transferable, whether or not maintained at or by Meadow Pines Hospital;

                  (l) All of MPH's right, title and interest in and to the goodwill of the business evidenced by the Assets Transferred to CCS, and, except for MPH Assets Excluded by MPH, any and all other assets of MPH used or utilized solely in the operations of Meadow Pines Hospital as conducted prior to the Closing Date, whether or not such assets have any value for accounting purposes; and

                  (m) All of MPH's intellectual property (such as marks, trademarks, service marks, patents, patent rights, slogans, and copyrights), including but not limited to that described in Schedule 3.1(m).

         Section 3.6 Assets Excluded by MPH. MPH shall not sell, convey, assign, transfer or deliver to CCS, and CCS shall not purchase the following assets of MPH (the "Assets Excluded by MHP"):

                  (a) Cash, cash equivalents, securities, and only those non-current assets that are listed in Schedule 3.2 (a);

                  (b) Any contract respecting an intercompany transaction between a subsidiary, on the one hand, and MPH or an Affiliate of MPH, on the other hand, whether or not such transaction relates to the provision of goods and services, tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like ("MPH Intercompany Transactions") and all amounts due to MPH arising from MPH Intercompany Transactions;

                  (c) All of MPH's right, title and interest in the subsidiaries and other entities listed on Schedule 3.2(c);

                  (d) The amounts payable to MPH under any insurance policy, if any, included in the Assets Transferred to CCS which relate to any Asset Excluded by MPH or Liability Excluded from CCS (as defined in
         Section 3.4) (it being understood, however, that CCS shall have no obligation to take any action under any such policy to seek any recovery except at the reasonable request, and at the sole expense, of MPH or to continue any such policies in force);

                  (e) All of the right, title and interest of MPH in assets resulting from the finalization in Medicare and Medicaid programs of amounts due by such programs with respect to Cost Reports ("MPH Cost Report Settlements"), and other rights of MPH respecting Cost Reports described in Section 7.5;

                  (f) All prepaid taxes and claims for refunds of Taxes relating to periods ended on or prior to the Closing Date and refunds of overpayments (including refunds based on cost report adjustments or settlements) to government authorities relating to periods ended on or prior to the Closing Date;

                  (g) All rights and funds in connection with MPH's Benefit Plans; and

                  (h) All rights of MPH arising under this Agreement.

CCS acknowledges and agrees that MPH shall have the right to remove, and shall remove, at any time within thirty (30) days following the Closing Date or, from time to time any and all of the Assets Excluded by MPH from Meadow Pines Hospital, provided that MPH shall do so in a manner that does not unduly or unnecessarily disrupt MPH's normal business activities at Meadow Pines Hospital.

         Section 3.7 Liabilities Assumed by CCS. Subject to the terms and conditions set forth in this Agreement, CCS shall assume at the Closing and pay, discharge and perform as and when due only those obligations and liabilities expressly described in this Section 3.3, (the "Liabilities Assumed by CCS"):

                  (a) All liabilities and obligations of MPH which pertain to or are to be performed during the period following the Closing Date (as defined in Section 4.8), and which arise. under any Contracts Assumed by CCS, including without limitation any capitalized lease liabilities and obligations as set forth in Schedule 3.3(a); provided that if CCS assumes any capital leases that are Contracts Assumed by CCS, the Exchange Price shall be reduced by an amount equal to the principal amount of such capital leases assumed as of the Closing Date, as determined by GAAP; and

                  (b) Current Liabilities Assumed by CCS (defined below) as set forth in Schedule 4.2.

         Section 3.8 Liabilities Excluded from CCS. CCS shall not assume and shall have no liability or obligation of any kind for or with respect to any obligation or liability unless expressly assumed by it in accordance with this Agreement, including without limitation having no liability or obligation for or with respect to any of the following (collectively, "Liabilities Excluded from CCS"):

                  (a) Any of MPH's liabilities or obligations with respect to franchise taxes and with respect to federal, state, local or other taxes imposed upon or measured, in whole or in part, by the net income or stockholders' equity of MPH for any period ending on or prior to the Closing Date or with respect to interest, penalties or additions to any of such taxes;

                  (b) Any of MPH's liabilities or obligations with respect to the recapture of federal, state, local or other tax deductions or credits taken by MPH for any period ending on or prior to the Closing Date imposed upon, or any taxable gain recognized by, MPH on account of the Transaction;

                  (c) Any liabilities or obligations of MPH for Taxes incurred as a result of the sale of Assets Transferred to CCS;

                  (d) Liabilities or obligations of MPH arising, from the breach by MPH on or prior to the Closing Date of any term, covenant, or provision of any of the Contracts Assumed by CCS;

                  (e) Liabilities or obligations of MPH or its Affiliates now existing or which may hereafter exist by reason of any alleged violation of Laws by MPH or any of its Affiliates on or prior to the Closing Date;

                  (f) Subject to the provisions of Section 7.5, liabilities or obligations of MPH now existing, except as reflected in the Current Liabilities Assumed by CCS (defined below), or which may hereafter exist by reason of any liability to refund any payment or reimbursement received by MPH from any Payor which is attributable to any period of time ending on or prior to the Closing Date;

                  (g) Liabilities or obligations of MPH under any Contract Assumed by CCS which would be included in the Assets Transferred to CCS but for the provisions of Section 4.7, unless CCS is provided with the benefits thereunder as contemplated in such Section;

                  (h) Liabilities of MPH arising from or in connection with litigation described in Section 5.11, or from or in connection with any other litigation, whether or not pending or threatened, to which MPH or any subsidiary or any Affiliate of MPH is or may become a party with respect to MPH's ownership and operation of its Facility, including, without limitation, all such liabilities that relate to the provision of psychiatric services (or the failure to provide such services) on or prior to the Closing Date;

                  (i) Liabilities of MPH incurred in connection with its obtaining or failing to obtain any consent, authorization or approval necessary for it to sell, convey, assign, transfer or deliver any Asset Transferred to CCS hereunder;

                  (j) Such other liabilities and obligations, if any, specifically described in

         Schedule 3.4(j) and liabilities which would be Liabilities Assumed by CCS but for the provisions of Sections 4.7, 8.5 or 8.6.

                  (k) Amounts owed by MPH in connection with MPH Intercompany Transactions or under any contract that evidences indebtedness for money borrowed;

                  (i) Liabilities and obligations respecting MPH Cost Report Settlements, and other obligations of MPH respecting Cost Reports described in Section 7.4;

                  (l) Liabilities and obligations of MPH arising from or in connection with all Benefit Plans, except as set forth in Section 3.3(b); and

                  (m) Liabilities of MPH arising from or in connection with Hazardous Substances as described in Section 5.12.


                                    ARTICLE 4
                              TERMS OF THE EXCHANGE

         Section 4.1 Transfer of MPH Assets and Assumption of Certain CCS Liabilities in Exchange for Transfer of CCS Assets and Assumption of Certain MPH Liabilities.

                  (a) At Closing, MPH shall:

                           (i) Pay Three Million Dollars ($3,000,000; the "Cash") subject to adjustments, if any, pursuant to Sections 2.3(a) and 3.3(a);

                           (ii) Transfer assets pursuant to Section 3.1, not to include Assets Excluded by MPH pursuant to Section 3.2; and

                           (iii)    Assume Liabilities Assumed by MPH.

                  (b) At Closing, CCS shall:

                           (i) Transfer assets pursuant to Section 2.1, not to include Assets Excluded by CCS pursuant to Section 2.2; and

                           (ii) Assume Liabilities Assumed by CCS.

All of the foregoing are together herein referred to as (the "Exchange Price").

         Section 4.2 Working Capital Adjustment.

                  (a) MPH and CCS acknowledge and agree that the Assets Transferred to MPH and the Assets Transferred to CCS will include certain current assets (the "Current Assets Transferred to MPH" and the "Current Assets Transferred to CCS," respectively) and the Liabilities Assumed by MPH and the Liabilities Assumed by CCS will include certain current liabilities (the "Current Liabilities Assumed by MPH" and the "Current Liabilities Assumed by CCS." respectively) as set forth in
         Schedule 4.2. For the purposes hereof, (i) Current Assets Transferred to MPH less Current Liabilities Assumed by MPH, or at any date other than the Closing Date, items that would be the foregoing, shall equal "Gulf Pines Working Capital" and (ii) Current Assets Transferred to CCS less Current Liabilities Assumed by CCS, or at any date other than the Closing Date, items that would be the foregoing, shall equal "Meadow Pines Working Capital." Working Capital as described herein shall be determined in accordance with GAAP consistently applied and in accordance with the historical practice of the Transferring Party for the prior one (1) year. MPH and CCS acknowledge and agree that the Gulf Pines Working Capital and the Meadow Pines Working Capital equaled the amounts specified on Schedule 4.2 as of the time(s) specified in
         Schedule 4.2.

                  (b) No later than forty-five (45) days after the Closing Date, the actual amounts of the Gulf Pines Working Capital and Meadow Pines Working Capital, in each case as of the Closing Date, shall be determined. Any dispute concerning the actual values as of the Closing Date that is unresolved for thirty (30) days shall be submitted for resolution by the parties to their respective independent certified public accountants. If such accountants cannot resolve the disagreement within thirty (30) days of such submission, then they shall submit the matter to a third accounting firm of national standing selected by them, whose value determination shall be final and binding, and shall be rendered within thirty (30) days of the date on which the matter is submitted to such firm. The cost of the third accounting firm shall be borne by the party whose values are determined by the third accounting firm to be the most different than the values determined by such third accounting firm. No particular procedures are intended to be imposed upon such third accounting firm, it being the desire of the parties that any such dispute shall be resolved as expeditiously and inexpensively as reasonably practicable.

                  (c) Within five (5) business days following the determination of both the Gulf Pines Working Capital and the Meadow Pines Working Capital as of the Closing Date, then MPH or CCS, as the case may be, shall make a payment to the other in the amount derived in accordance with the following formula:

                           A - (B - C) = P, where

                  A = Change in Gulf Pines Working Capital as defined below B = Meadow Pines Working Capital as of 9/30/97
                  C = Meadow Pines Working Capital as of the Closing Date

                  If Gulf Pines Working Capital as of the Closing Date is less than $622,000, then:

                           A = $622,000 less Gulf Pines Working Capital at
                  Closing Date

                  If Gulf Pines Working Capital as of the Closing Date is more than $622,000 but less than $725,000, then:

                           A = 0

                  If Gulf Pines Working Capital as of the Closing Date is more than $725,000, then:

                           A = $725,000 less Gulf Pines Working Capital at
                  Closing Date

         If P is a negative number, then the absolute amount of the negative number shall be paid by MPH to CCS. In the event that P is a positive number, then that amount shall be paid by CCS to MPH.

         Section 4.3 Allocation of Exchange Price. The Exchange Price shall be allocated to the Assets Transferred by MPH and the Assets Transferred by CCS in accordance with Schedule 4.3 (as the same may be updated as of the Closing to reflect changes in assets as of the Closing Date, the "Allocation Schedule"). CCS and MPH shall allocate the Exchange Price in accordance with the Allocation Schedule, to be bound by such allocations for all purposes, to account for and report the purchases and sales contemplated hereby for all purposes (including, without limitation, financial, accounting, Medicare reimbursement and federal and state tax purposes) in accordance with such allocations, and not to take any position (whether in financial statements, Cost Reports, tax returns, Cost Report or tax audits, or otherwise), including without limitation any claim to a step up in the basis of such assets by MPH and CCS, respectively or its successors and assigns for Medicare purposes which is inconsistent with such allocations in the Allocation Schedule without the prior written consent of the other party, except to the extent, if any, required by applicable Law or GAAP.

         Section 4.4 Remittances and Receivables.

                  (a) In General. All remittances, mail and other communications relating to the Assets Excluded by MPH or CCS, respectively, or Liabilities Excluded from MPH or CCS, respectively, received by the Purchasing Party at any time after the Closing shall be immediately turned over by the Purchasing Party to the addressee thereof, and pending such delivery, the Purchasing Party shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of the Transferring Party. All remittances, mail and other communications relating to the Assets Transferred to MPH or CCS, respectively, or the Liabilities Assumed by MPH or CCS, respectively, received by the Transferring Party any time after the Closing shall be immediately turned over by the Transferring Party to the addressee thereof, or if the addressee is no longer affiliated with the Purchasing Party, to the Purchasing Party, and pending such delivery, the Transferring Party shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of the Purchasing Party.

                  (b) Straddle Patient Receivables. To compensate MPH and CCS, respectively, for services rendered and medicine, drugs and supplies provided through the Closing Date with respect to patients ("Straddle Patients") who were admitted to a Facility on or before the date of the Closing and discharged by the Facility after the Closing, the following shall apply:

                           (i) Cut-Off Billings. The Transferring Party shall, prepare cut-off billings for all Straddle Patients as of the close of business on the Closing Date. All payments which are received by the Purchasing Party (or its successors in interest or assigns) after the Closing Date with respect to Straddle Patients and which relate to such cut-off billings shall constitute MPH or CCS Receivables, whichever of MPH or CCS is the Transferring Party, for purposes of calculating Gulf Pines or Meadow Pines Working Capital, respectively.

                           (ii) Cut-Off Billings Not Accepted. If the Payor of any Straddle Patient cannot for any reason accept cut-off billings, then the Purchasing Party shall notify the Transferring Party of same, and the Transferring Party shall deliver to the Purchasing Party a statement calculating the total charges made by the Transferring Party for services rendered and medicine, drugs and supplies provided through the Closing Date with respect to such Straddle Patient. Within ten (10) days following the discharge of each such Straddle Patient if such patient is discharged after Closing and prior to the date on which the difference or change in Gulf Pines and Meadow Pines Working Capital is determined for the purposes of Section 4.2(c), the Purchasing Party shall deliver to the Transferring Party a statement reflecting the total charges for the services rendered and medicine, drugs and supplies billed to such Straddle Patient after the Closing Date and the patient receivable (the "Straddle Patient Payments") of the Purchasing Party with respect to such Straddle Patient (including any cost per discharge limit imposed by the Tax Equity and Fiscal Responsibility Act of 1982, as amended ("TEFRA") and all deductibles and coinsurance payments). For purposes of calculating the final values pursuant to
                                    Section 4.2, the pro rata share of the
                                    Straddle Patient Payments which shall be treated as a MPH or CCS Receivable, respectively, shall be equal to the amount obtained by multiplying the Straddle Patient Payments by a fraction, the numerator of which is the total charges of the Transferring Party with respect to such Straddle Patient through the Closing Date and the denominator of which is the sum of the total charges of the Purchasing Party and the total charges of the Transferring Party with respect to such Straddle Patient.

                  (c) Cooperation in Collecting MPH and CCS Receivables and Assets Excluded by MPH and CCS, respectively. MPH and CCS shall cooperate with each other and to provide access to records (both medical and financial) to assist in the collection, rebelling and auditing (by either party or its representatives, including its independent public accountants) of MPH and CCS Receivables and the Assets Excluded by MPH and CCS. To the extent any MPH or CCS Receivables are not legally transferrable (the "Non-Transferrable Receivables"), the Transferring Party shall pay to the Purchasing Party amounts received with respect to such Non-Transferrable Receivables immediately upon receipt of payment from the Payor. The Transferring Party hereby grants to the Purchasing Party a security interest in the Non-Transferrable Receivables, and the proceeds and products thereof, to secure the payment of all monetary obligations of the Transferring Party to the Purchasing Party arising hereunder. In the event any of the obligations are not paid pursuant to this Section 4.4(c), the Purchasing Party may exercise all rights and remedies afforded a secured party under the Uniform Commercial Code. The Transferring Party shall execute all separate security agreements, financing statements or other documents which may be necessary to protect the Purchasing Party's security interest hereunder. This Agreement may serve as a financing statement and the Purchasing Party may file this Agreement with appropriate authorities in order to perfect its security interest granted by the Transferring Party hereby.

         Section 4.5 Employee Matters.

                  (a) ERISA Plans. Schedule 4.5(a) lists all ERISA Plans. The Transferring Party shall (i) terminate as of the Closing Date the active participation of all such employees in the ERISA Plans who terminate employment with the Transferring Party as of the Closing Date, (ii) cause the ERISA Plans to make timely appropriate distributions, to the extent required, to such employees in accordance with, and to the extent permitted by, the terms and conditions of such ERISA Plans, and (iii) in connection with the termination of the active participation of all such employees in such ERISA Plans, comply, and cause each Pension Plan to comply, with all applicable Laws. The Purchasing Party shall assume no liability for the Transferring Party ERISA Plans.

                  (b) Hiring of Employees. Schedule 4.5(b) sets forth a complete list of names, positions, and current annual salaries or wage rates and bonus or other compensation arrangements (including severance payments) as of the date hereof of all full-time or part-time employees of the Transferring Party employed in the Facility and indicating whether such employee is a full-time or part-time employee. At Closing, CCS shall hire all of the employees who perform services at Meadow Pines Hospital upon substantially the same terms and conditions under which such employees were employed prior to Closing including, without limitation, the right to severance payments in the event that the employment of any such employees is terminated after the Closing. At Closing, MPH shall hire at least 48 employees who perform services at Gulf Pines Hospital and who would otherwise have been entitled to notice under the Worker Adjustment and Retraining Notification Act, upon substantially the same terms and conditions under which such employees were employed prior to Closing including, without limitation, the right to severance payments in the event that the employment of any such employee is terminated after the Closing. Each of CCS and MPH further agree to provide such employees with the same amount of credit for the past service that each such employee had prior to Closing.

                  (c) Acknowledgment of Responsibility. The Purchasing Party acknowledges and agrees that such party is a successor employer for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), that the employees it hires as of the Closing in accordance with Section 4.5(b) will not, as a result, be deemed to have had a termination of employment for purposes of COBRA and that any COBRA notices or coverages required to be given or made available to any such employee shall be given or made by the Purchasing Party. The Purchasing Party does not assume, and shall not be deemed to have assumed, any COBRA obligations which the Transferring Party may have to former employees of the Transferring Party whose employment was terminated prior to the Closing Date, and the Transferring Party shall be responsible for any COBRA coverages required to be made available to all employees hired as of the Closing by the Purchasing Party who are entitled to COBRA coverage under existing plans of the Transferring Party as a result of the Transaction. The Transferring Party is responsible for all liabilities and obligations pertaining to its employees prior to the Closing which arise out of events occurring prior to the Closing Date, except as provided for in Sections 2.3(b) and 3.3(b), as applicable. Furthermore, CCS shall indemnify and hold MPH and its Affiliates harmless, in accordance with Sections 10.3 10.4 and 10.5, from and against all Losses (i) resulting from any obligation arising from the termination of employees who performed services at Gulf Pines Hospital prior to the Closing and were not hired by MPH pursuant to Section 4.5(b) including, but not limited to, the Worker Adjustment and Retraining Notification Act, or (ii) resulting from any claims of such employees (including, without limitation, claims for health care coverage or benefits).

Notwithstanding the foregoing, nothing in this Section 4.5 shall, or shall be deemed to, create any rights in favor of any person not a party hereto or to constitute an employment agreement or condition of employment for any employee of MPH or CCS or any Affiliate of MPH or CCS.

         Section 4.6 Manuals.

                  (a) The respective Purchasing Party shall accept the clinical policy and procedures manuals of the Transferring Party (the "Manuals") presently used at the Transferring Party's Facility in their present condition, "AS IS" and "WITH ALL FAULTS" and without any representation or warranty of any kind whatsoever, either express or implied, by the Transferring Party, including, but not limited to, any representation or warranty that the Manuals are adequate for the Purchasing Party's operation of the Facility after the Closing or are in compliance with any Laws.

                  (b) The Purchasing Party acknowledges and agrees that the Manuals are confidential and proprietary information of the Transferring Party and its Affiliates and the Purchasing Party agrees that it will not, directly or indirectly, reproduce, distribute or disclose the contents of the Manuals except as may be required in the operation of the Facilities (including, but not limited to, as may be required by any Laws) and will exercise due care to otherwise preserve and protect the proprietary nature thereof.

         Section 4.7 No Assignment If Breach; Discharge of Assumed Liabilities. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Asset Transferred to MPH and CCS, respectively, or assume any Liability Assumed by MPH and CCS, respectively, if the attempted assignment or assumption of the same, as a result of the absence of the consent or authorization of a third party, would constitute a breach or default under any lease, agreement, encumbrance or commitment or would in any way adversely affect the rights, or increase the obligations, of any party or any subsidiary with respect thereto or would otherwise affect the ability of the Purchasing Party to receive by benefit of the Asset Transferred to MPH or CCS, whichever is the Purchasing Party, or the ability of the Transferring Party to receive the benefit of the Liability Assumed by MPH or CCS, whichever is the Purchasing Party. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or benefits or increase the obligations of the Transferring Party or the Purchasing Party, as contemplated in the preceding sentence, with respect to any such lease, agreement, encumbrance, commitment, Asset Transferred by MPH or CCS as appropriate, or Liability Assumed by MPH or CCS, as appropriate, then, the parties shall enter into such reasonable cooperative arrangements (including without limitation, sublease, agency, partial closing, management, indemnity or payment arrangements and enforcement at the cost and for the benefit of the Purchasing Party of any and all rights of the Transferring Party against an involved third party) to provide for the Purchasing Party the benefits of such Asset Transferred to MPH or CCS, respectively, or to relieve the Transferring Party from the obligations (or the economic impact of such obligations) of such Liability Assumed by MPH or CCS, and any transfer or assignment to the Purchasing Party by the Transferring Party or a subsidiary of any such Asset Transferred to MPH or CCS, or any assumption by the Purchasing Party of any such Liability Assumed by MPH or CCS, which shall require such consent or authorization of a third party that is not obtained shall be made subject to such consent or authorization being obtained.

         Section 4.8 Closing. Subject to the terms and conditions hereof, the consummation of the Transaction (the "Closing") shall occur and be effective for all purposes on the date on which the Closing occurs, at 11:59 p.m., Central Standard Time (the "Closing Date"). At the Closing and subject to the terms and conditions hereof, the following will occur:

                  (a) Deliveries by each Transferring Party. Each Transferring Party shall deliver to the Purchasing Party:

                           (i) Bills of Sale in substantially the form of
                  Exhibit A executed by each Transferring Party with respect to the Assets Transferred to MPH and CCS, respectively;

                           (ii) Warranty deeds in substantially the form of
                  Exhibit B properly executed and acknowledged by each Transferring Party with respect to MPH and CCS Owned Real Properties included in the Assets Transferred to MPH and CCS, respectively;

                           (iii) Assignment and Assumption of Liabilities
                  Agreement, in substantially the form of Exhibit C executed by each Transferring Party with respect to Contracts Assumed by MPH and CCS respectively, and Liabilities Assumed by MPH and CCS, respectively;

                           (iv) Instruments of transfer, sufficient to transfer
                  personal property interests of each Transferring Party that are included in the Assets Transferred to MPH and CCS but not otherwise transferred by the Bills of Sale referred to in clause (i) above, executed by each Transferring Party;

                           (v) Such other instruments of transfer, executed by
                  each Transferring Party necessary to transfer to and vest in the Purchasing Party all of the Transferring Party's rights, title and interest in and to the Assets Transferred to MPH and CCS, respectively; and

                           (vi) Possession of the Assets Transferred to MPH and
                  CCS.

                  (b) Deliveries by each Purchasing Party. Each Purchasing Party shall deliver to the Transferring Party the Assignment and Assumption of Liabilities Agreements in substantially the form of Exhibit C.

         Section 4.9 Management Agreement. In the event that the conditions to consummation of the Closing have otherwise been met or waived, but CCS has not been able to obtain each of the Licenses referred to in Schedule 8.4 for its operation of Meadow Pines Hospital at or before the Closing, and the parties have not entered into an alternative arrangement pursuant to Section 4.7. then and in either of such events the parties shall nevertheless consummate the Transaction in accordance with the provisions of this Agreement, as modified by the following provisions:

                  (a) At the Closing, the parties shall execute a management agreement (the "Management Agreement"), substantially in the form of Exhibit D, pursuant to which CCS shall undertake to manage Meadow Pines Hospital pending the receipt of such License(s).

                  (b) The instruments of transfer and assumption set forth in Sections 3.1 and 3.3, which instruments are described in Section 4.8 as they relate to those Assets Transferred to

         CCS, Contracts Assumed by CCS, Current Assets Transferred to CCS and Current Liabilities Assumed by CCS that may not be lawfully transferred or assumed until the requisite License(s) are obtained (collectively, the "Deferred CCS Transaction Items"), shall be executed and delivered by the parties at the Closing (which shall be deemed to have occurred for the purposes of this Agreement) but shall be given force and effect as to those Deferred CCS Transaction Items only upon, and immediately upon, without any further action by the parties, CCS's receipt of such License(s).

         Section 4.10 Office Space. MPH hereby will provide from the Closing Date and until June 30, 1998, a reasonable amount of office space and office equipment at Gulf Pines Hospital included to allow up to three employees of CCS to continue to collect CCS's Red River Receivables. MPH further agrees to provide the space currently used for operations of the CCS Non-Public Day School at Gulf Pines Hospital from the Closing Date until June 30, 1998 and to provide dietary service to the staff and students of the CCS Non-Public Day School in exchange for a rental payment of Ten Thousand Dollars ($10,000) per month and a payment of Two Dollars ($2.00) per meal.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTEES OF MPH AND CCS

         MPH and CCS hereby represent and warrant to each other, each as a "Representing Party", as of the date hereof, as follows:

         Section 5.1 Organization and Corporate Power. The Representing Party is a corporation duly incorporated and validly existing under the laws of, and is authorized to exercise its corporate powers, rights and privileges and is in good standing in, the State of Incorporation and has full corporate power to carry on its business as presently conducted and to own or lease and operate its properties and assets now owned or leased and operated by it. Copies of (i) the articles of incorporation and all amendments thereto and (ii) the bylaws, as amended, of the Representing Party have been made available to the other party for review and are true, complete and in effect as of the date hereof, and accurately reflect all material proceedings of the board of directors and shareholders thereof.

         Section 5.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by the board of directors of the Representing Party; no other corporate act or proceeding on the part of the Representing Party, its board of directors or its shareholders is necessary to authorize this Agreement, any such other agreement or the transactions contemplated hereby and thereby. This Agreement has been, and each of the other agreements contemplated hereby will, as of the Closing, have been, duly executed and delivered by the Representing Party, and this Agreement constitutes, and each such other agreement when executed and delivered will constitute, a valid and binding obligation of the Representing Party, enforceable against the Representing Party in accordance with its terms, except as it may be limited by bankruptcy, insolvency reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         Section 5.3 Absence of Breach. The execution, delivery and performance by the Transferring Party of this Agreement and all other agreements contemplated hereby or executed in connection herewith (the "Related Agreements") does not, (a) conflict with or result in a breach of any of the provisions of the Representing Party Articles of Incorporation or Bylaws or similar charter documents (the "Charter Documents"), (b) contravene any Law or cause the suspension or its revocation of any License presently in effect, which affects or binds, or any of its material properties, or (c) conflict with or result in a breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which the Representing Party is a party or by which it or any of its properties may be affected or bound.

         Section 5.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction based upon any agreements or arrangements or commitments, written or oral, made by or on behalf of the parties.

         Section 5.5 Title to Personal Property. The Representing Party has good and indefeasible title, or valid and effective leasehold rights in the case of leased property, to all tangible personal property included in the Assets Transferred to the Purchasing Party to be sold, conveyed, assigned, transferred and delivered to the Purchasing Party by the Representing Party, free and clear of all liens, charges, claims, pledges, security interests, .equities and encumbrances of any nature whatsoever, except for the following (individually and collectively, the "Permitted Encumbrances"): (a) the lien of current taxes not delinquent, (b) the Liabilities Assumed by the Purchasing Party, and (c) liens, charges, claims, pledges, security interests, equities and encumbrances which will be discharged or released either prior to, or substantially simultaneously with, the Closing.

         Section 5.6 Contracts Assumed by MPH and CCS. Except for such matters that, when viewed in the aggregate, do not have a material adverse effect on the Assets Transferred to the Purchasing Party, (a) there is no liability to any person by reason of the default by the Representing Party under any Contract Assumed by the Purchasing Party, (b) the Representing Party has not received written notice that any person intends to cancel or terminate any Contract Assumed by the Purchasing Party, (c) all of the Contracts Assumed by the Purchasing Party are in full force and effect, (d) the consummation of the Transaction will not constitute and, to the best of the Representing Party's Knowledge, no event has occurred which, with or without the passage of time or the giving of notice, would constitute a breach or default by the Representing Party of such Contract Assumed by the Purchasing Party or would cause the acceleration of any obligation of the Representing Party or the creation of any lien (except for Permitted Encumbrances) upon any Asset Transferred to the Purchasing Party, and (e) the Representing Party has not waived any right under any Contract Assumed by the Purchasing Party. No Contract Assumed by the Purchasing Party, management fee, or billings and collections fee is based on previous or expected volume of referrals, items or services furnished or the amount of business otherwise generated or expected to be generated by any person that is a party to a Contract Assumed by the Purchasing Party.

         Section 5.7 Compliance with Laws.

                  (a) Except as set forth on Schedule 5.7(a), since December 1, 1996, the Representing Party has complied with all Laws applicable to it or the Facility, the violation of which would have a material adverse effect on the Facility or the Assets Transferred to Purchasing Party, and has obtained all Licenses of any governmental or regulatory authority material to the ownership, maintenance and operation of the Facility including, without limitation, the right to receive Medicare and Medicaid reimbursements; and, to the Representing Party's Knowledge, there is no pending threat of cancellation, modification or nonrenewal of any such License nor any basis for such cancellation, modification or nonrenewal which would have a material adverse effect on the Facility. All such Licenses have been made available to the Purchasing Party for its review. The Representing Party is not presently in violation or default of any such License, and the present uses of the Facility and the assets being transferred to the Purchasing Party do not violate any Laws where such violation or default would have a material adverse effect on the consolidated financial position or operations of the Representing Party. Except as set forth on
         Schedule 5.7(a), since December 1, 1996, no written notice or warning from any governmental or regulatory authority with respect to any failure or alleged failure of the Representing Party to comply with any Laws, which failure to comply would have a material adverse effect on the Representing Party, has been issued or given, nor, to the Representing Party's Knowledge, is any such notice or warning proposed or threatened. Except as set forth on Schedule 5.7(a), no consent or approval of, prior filing with or notice to, or other action by, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by Representing Party or the consummation of the transactions provided for herein or therein, except for such consents and approvals that have been obtained or will have been obtained on or before the Closing Date, and filings, notices and other actions that have been taken or made or will have been taken or made on or before the Closing Date.

                  (b) Neither the Representing Party nor any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which Representing Party has been associated or affiliated has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services, in violation of applicable Law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality in violation of Law.

                  (c) Except as set forth on Schedule 5.7(c), neither the Representing Party nor any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which Representing Party has been associated or affiliated has, directly or indirectly, submitted or caused to be submitted a false or fraudulent claim for payment to any state or the federal government which is related to the Facility.

                  (d) Except as set forth on Schedule 5.7(d), the rights of Representing Party and, to Representing Party's Knowledge, the rights of licensed physicians, director of nursing and other licensed health care professionals, to receive Medicare or Medicaid reimbursements have not been terminated or otherwise adversely affected as a result of any investigation or action by any federal or state governmental regulatory authority. Except as set forth on Schedule 5.7(d), neither Representing Party nor, to Representing Party's Knowledge, licensed physicians, director of nursing or other licensed health care professionals, has, subsequent to December 1, 1996, been the subject of any inspection, known investigation, survey, audit or known monitoring by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency, which has resulted in an outstanding deficiency which would have a material adverse effect on such entity, nor has any such entity received any notice of deficiency in connection with the operation thereof which would have a material adverse effect on such entity. Except as set forth on Schedule 5.7(d), copies of all material reports, correspondence, notices and other documents relating to any such inspection, investigation, survey, audit, monitoring or other form of review by a governmental or regulatory authority to which any of the foregoing has been subject to and to which the Representing Party has access have been made available to the Purchasing Party.

         Section 5.8 U.S. Person. Neither MPH nor CCS is a "foreign person" for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), or any other Laws requiring withholding of amounts paid to foreign persons.

         Section 5.9 Employee Relations. Except as set forth on Schedule 5.9, with respect to the employees of the Facility:

                  (a) neither the Representing Party nor its respective Facility is a party to any agreement with any union, trade association or other similar employee organization, no written demand has been made for recognition by a labor organizations and, to the best of the Representing Party's Knowledge no union organizing activities by or with respect to any such employees are taking place and no employee is represented by any labor union or organization;

                  (b) there are no controversies (including, without limitation, any unfair labor practice complaints, labor strikes, arbitrations, disputes, work slowdowns or work stoppages) affecting a material number of Facility employees pending or, to the best of the Representing Party's Knowledge, threatened;

                  (c) the Representing Party is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours the violation of which would have a material adverse effect on the Representing Party's Facility, and is not engaged in any unfair labor practices to any extent that any such practice would have a material adverse effect on the Representing Party's Facility;

                  (d) there are no pending or, to the Representing Party's Knowledge, threatened EEOC claims, wage and hour claims the like against Representing Party or the Facility; and

                  (e) there are no pending or, to the Representing Party's Knowledge, threatened workers' compensation claims in excess of $15,000 against the Representing Party or the Facility.

         Section 5.10 Employee Plans.

                  (a) Schedule 5.10(a) lists all Benefit Plans. Neither the Representing Party nor any entity aggregated therewith under Code
         Section 414(b) or 414(c) has had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) ("Multiemployer Plan"). Representing Party has not incurred and is reasonably expected not to incur prior to the Closing Date, any liability under Title I or Title IV of ERISA or under Code Section 412 other than routine funding obligations and routine claims for benefits. Except as set forth on
         Schedule 5.10(a), all liabilities arising out of or related to Benefit Plans and ERISA Plans of Representing Party and of its affiliates in the same controlled group of corporations or who are under common control with the Representing Party (within the meaning of Section 414 of the Code) (an "ERISA Affiliate") are reflected in its financial statements in accordance with GAAP.

                  (b) True, correct and complete copies of all written Benefit Plans, as currently in effect (or as otherwise requested by Purchasing Party), listed on Schedule 5.10(a) and all trust agreements or other funding arrangements, including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, any private letter rulings issued by the IRS with respect to any such plan, the annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any summary of material modifications, summary of material reduction or notice under ERISA Section 204(h) thereto have been provided or made available to the Purchasing Party.

                  (c) Except as listed on Schedule 5.10(c), all the Benefit Plans and the related trusts subject to ERISA comply with and have been administered in material compliance with, the provisions of ERISA, all provisions of the Code relating to qualification and tax exemption under Code Section 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and all collective bargaining agreements. Except as listed on Schedule 5.10(c), all material governmental approvals for the Benefit Plans have been obtained, timely determination letters have been obtained or sought on a timely basis on the qualification of any ERISA Plans intended to qualify under Section 401(a) of the Code and on the tax exemption of related trusts, the failure of which to obtain or seek would have a material adverse effect on the Representing Party's Facility, or on the Purchasing Party, and no such governmental approvals have been revoked. Neither the Representing Party nor, to the Representing Party's Knowledge, any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject any such entity to any material liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. Except as set forth on Schedule 5.10(c), to the Representing Party's knowledge, no written representation or communication with respect to any material aspect of the Benefit Plans has been made to employees of Representing Party or any of its predecessors prior to or on the Closing Date that is not in accordance with the written terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. There are no unresolved claims or disputes (other than routine claims for benefits) under the terms of, or in connection with, the Benefit Plans, and no action, legal or otherwise, has been commenced, to the Representing Party's Knowledge, with respect to any claim.

                  (d) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct, complete and accurate in all material respects.

                  (e) Since January 1, 1996, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
         Section 4975(e)(2) of the Code) of any ERISA Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Code or Section 406 of ERISA) that could have a material adverse effect on Representing Party.

                  (f) No liability exists, and no event, to the Representing Party's Knowledge, that could result in a liability has occurred, with respect to any Benefit Plan that individually or in the aggregate could have a material adverse effect on the Facility or the Assets Transferred to Purchasing Party.

                  (g) Except as set forth on Schedule 5.10(g), Representing Party has not maintained, and does not currently maintain, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(l)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 498OB(f).

                  (h) Except as set forth on Schedule 5.10(h), the consummation of the Transaction will not entitle any current or former employee of the Representing Party to severance pay or any similar payment, and will not accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or former employee.

                  (i) All Benefit Plans subject to Section 4980B of the Code or
         Part 6 of Title I of ERISA, or both, have been maintained in material compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

         Section 5.11 Litigation. Except for matters set forth on Schedule 5.11, there are no actions, suits, claims or proceedings pending or, to the Knowledge of the Representing Party, threatened against or affecting the Assets Transferred to the Purchasing Party or relating to the operations of the Facilities, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, agency or instrumentality.

         Section 5.12 Hazardous Substances. Except as may be disclosed by the Environmental Survey (as defined in Section 7.2(b):

                  (a) To the Representing Party's Knowledge, there are no Hazardous Materials (as defined below) upon, about, beneath or migrating or threatening to migrate to or from MPH or CCS Owned Real Properties of the Representing Party or any leased real property of the Representing Party or the existence of any violation in any material respect of any Environmental or Medical Waste Laws;

                  (b) There is no proceeding or action pending or, to the Representing Party's Knowledge, threatened by any person or governmental agency regarding the environmental condition or occupational safety of the Facilities;

                  (c) The Representing Party has not received any written, or, to the Representing Party's Knowledge, other, notice from any federal, state or local governmental agency relating to its Facility or any other Asset Transferred to the Purchasing Party notifying such transferring person of any improper management or disposal of Hazardous Materials;

                  (d) Representing Party is currently in material compliance with all Environmental Laws which compliance includes, but is not limited to, the possession by Representing Party of all permits and other governmental authorization required under the Environmental Laws, and compliance in all material respects with the terms and conditions thereof; and

                  (e) There have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Material, that could reasonably form the basis of any environmental claims against Representing Party which would have a material adverse effect on the Facility. Representing Party hereby represents and warrants that there are no underground storage tanks on or beneath MPH or CCS (whichever is the Representing Party) Owned Real Properties and CCS further represents and warrants to MPH that certain underground storage tank referenced in the Phase I Environmental Site Assessment, dated May 1997 and prepared by Geraghty & Miller, Inc. for Children's Comprehensive Services, Inc. (c/o Bass, Berry & Sims) (the "CCS Environmental Survey") has been and, before the Closing, that certain metal drum referenced in the CCS Environmental Survey will have been, properly removed and properly disposed of in accordance with Environmental Laws.

                  "Hazardous Materials" shall mean any toxic or hazardous waste, pollutants or substances, including, without limitation, asbestos, PCBS, petroleum products and byproducts, substances defined or listed as "hazardous substances," "hazardous waste," "toxic substances," "toxic pollutant," "medical waste" or similarly identified substances or mixtures, in or pursuant to the Environmental Laws or the Medical Waste Laws. This representation and warranty shall survive for the period ending on the third (3rd) anniversary of the Closing Date.

         Section 5.13 Financial Information.

                  (a) Attached hereto as Schedule 5.13(a) are a regularly prepared unaudited balance sheet as of December 31, 1997 for each Facility and an income statement of (i) Meadow Pines Hospital for the 12-month period ending December 31, 1997, and (ii) Gulf Pines Hospital for the period January 1, 1997 through June 2, 1997, as prepared by Vendell Healthcare, Inc., and for the period June 2, 1997 through December 31, 1997, as prepared by CCS.

                  (b) All financial statements referred to in this Section 5.13 have been prepared in accordance with GAAP consistently applied. Such financial statements fairly represent the financial position of the Representing Party's Facility and the results of its operations at the dates and for the periods indicated.

         Section 5.14 Changes Since Balance Sheet. Except as disclosed on
Schedule 5.14, since December 31, 1997, there has not been any material transaction or material occurrence (or, in the case of subparagraphs (i) and (n) below, any transaction or occurrence) in which the Representing Party has:

                  (a) Suffered any material adverse change in the financial condition, assets, liabilities, working capital reserves, income or business of Representing Party or the Facility;

                  (b) Incurred or knowingly become subject to any material liability other than in the ordinary course of business and consistent with past practice;

                  (c) Discharged or satisfied any material lien or paid any material liability other than (i) current liabilities shown on the balance sheet as of December 31, 1997 included in the financial statements, or (ii) current liabilities incurred since that date in the ordinary course of business;

                  (d) Mortgaged, pledged, or subjected any of the Assets Transferred to the Purchasing Party, tangible or intangible, to any lien other than lien(s) created in the ordinary course of business consistent with past practice, which lien(s) will be released as of the Closing except as to liens constituting Liabilities Assumed by MPH or CCS, as the case may be, or as otherwise provided in this Agreement;

                  (e) Sold, assigned, or transferred any tangible assets, or canceled any debts or claims, except, in each case, in the ordinary course of business and consistent with past practice;

                  (f) Suffered any material damage, destruction, or loss, whether or not covered by insurance, which materially adversely affected the properties or business thereof, or suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

                  (g) Terminated or amended any material contract, license, or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which would have a material adverse effect on any such entity;

                  (h) Through negotiation or otherwise, made any commitment or incurred any liability, whether or not enforceable, to any labor organization;

                  (i) Except for normal annual bonuses to persons other than officers of Representing Party, made any accrual or arrangement for or payment of any bonus or special compensation of any kind to any officer, director, employee or agent;

                  (j) Changed any accounting, pricing, actuarial, financial reporting or tax practice or policy, or any assumption underlying such a practice or policy, or any method of calculating any bad debt, contingency or other reserve for financial reporting, tax or other accounting purposes, except as required by Law or GAAP;

                  (k) Offered or extended more favorable prices, discounts or other allowances except in the ordinary course of business and consistent with past practice;

                  (l) Made or committed to making any capital expenditure exceeding the amount of $15,000 in any instance;

                  (m) Made any provisions for write-downs or decrease in the value of inventories or fixed assets, other than in the ordinary course of business and consistent with past practice;

                  (n) Become aware or been notified of any circumstances that would indicate that Representing Party has incurred any obligations or liabilities to any governmental or third party reimbursement program, including, without limitation, Medicare or Medicaid, materially in excess of the amounts indicated as contractual allowances or otherwise in the financial statements; or

                  (o) Entered into any agreement or contract to do any of the foregoing.

         Section 5.15 Taxes. The Representing Party has duly paid (or there has been paid on their behalf) all federal, state, county and local income, gross receipts, excise, property, franchise, sales, use, employment and any and all other taxes or unemployment insurance contributions required to have been paid by them prior to the date hereof, except for those taxes the payment of which is contested in good faith, as described in Schedule 5.15.

         Section 5.16 Representations Not Affected By Due Diligence. The Purchasing Party's opportunity to make an investigation of the Assets Transferred to the Purchasing Party shall not limit the express representations and warranties of the Representing Party made herein. Nothing in this Agreement shall be deemed to create any duty or responsibility on the part of the Purchasing Party to investigate or discover any inaccuracy with respect to the express representations and warranties made herein.

         Section 5.17 Lists of Other Data. Except for contracts and agreements already listed in Schedules 2.1(e) and 3.1(e), Schedules 5.17(a) through (c) contain lists, complete and correct as of the dates shown thereon, of the following:

                  (a) Each lease constituting a Contract Assumed by MPH and CCS, respectively as of such date (whether an operating or a capital lease) under which tangible personal property was leased, where the annualized lease payments exceed $5,000;

                  (b) The aggregate accrued paid time off (including vacation time) and earned or available sick pay for all employees at each Facility of the Representing Party, as of the date shown; and

                  (c) Material Licenses of the Representing Party in force, as of the date shown, with respect to the health care Facilities to be included in the Assets Transferred to the Purchasing Party.

                  (d) Except as disclosed on Schedule 5.19(d), there are no leases affecting all or any part of the Representing Party Owned Real Property and there are no material promises, understandings, agreements or commitments, either written or oral between Representing Party and any tenant or other occupant of the Representing Party Owned Real Property;

                  (e) As of the date of this Agreement, no proceeding are presently pending, nor, to the Representing Party's knowledge, threatened for the taking by exercise of the power of eminent domain, or in any other manner, for public or quasi-public purpose, of all or any part of the Representing Party Owned Real Property;

                  (f) To the Representing Party's Knowledge, there is no plan, study, or effort by any governmental authority or any non-governmental person or agency which would a materially adversely affect the current or planned use of any of the Representing Party Owned Real Property.

                  (g) To the Representing Party's Knowledge, there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Representing Party Owned Real Property or that would materially, adversely affect the current or any planned use of the Representing Party Owned Real Property; and

                  (h) Neither Representing Party nor the Representing Party Owned Real Property is subject to any commitment, obligation or agreement including, but not limited to, any right of first refusal or option to purchase granted to a third party, which would prevent Representing Party from completing or impairing Representing Party's ability to complete the transfer or conveyance of the Representing Party Owned Real Property to the Purchasing Party or the consummation of the Transaction or which would bind the Purchasing Party subsequent to the completion of the Transaction.

         Section 5.18 Absence of Undisclosed Liability. Except as disclosed on
Schedule 5.18, as of the date hereof neither Representing Party has, and at the Closing Date neither will have, any undisclosed liabilities known to Representing Party in excess of $25,000 in the aggregate, except current liabilities incurred in the ordinary course of business.

         Section 5.19 Real Property. Schedules 2.1(a) and 3.1(a) set forth the Representing Party's Owned Real Property. The Representing Party now owns, and the Closing will own, good, record and indefeasible fee simple title to the Representing party owned Real Property set forth on Schedules 2.1(a) and 3.1(a), free and clear of all title defects, deeds of trust, mortgages, liens, claims, charges, encumbrances, leases (except those disclosed on Schedule 5.19(d), tenancies, licenses, security interest, covenants, agreements, conditions, restrictions, reservations, judgments, rights of way, easements, encroachments, rights of first refusal and other matters affecting title, excepting, however, statutory liens that are not refusal and other matters affecting title that do not materially impair the value of the property, and liens for current ad valorem taxes and assessments not yet due and payable and existing utility, access or other easements and rights of way and record and other liens that do not materially interfere with or impair the present use, operation, value or title of the property and the matters reflected on Schedule B of the title commitments for each Representing Party Owned Real Property that have been previously received by the Purchased Party (the "Permitted Liens and Encumbrances"). In addition:

                  (a) Except as disclosed on Schedule 519(a), to the Representing Party's Knowledge, all buildings, structures, and improvements which are located on or a part of the Representing Party Owned Real Property are in good operating condition and repair and are structurally sound;

                  (b) The Representing Party has not received written notice of a violation of any applicable ordinance or Law, order, regulation or requirement or any covenant, condition, restriction or easement affecting the Representing Party Owned Real Property or the use or occupancy thereof, which has not been complied with or remedied, and has not received written notice of any condemnation, lien, assessment or the like, relating to any party of the Representing Party Owned Real Property or the operation thereof, in each case which would have a material adverse effect on the Representing Party Owned Real Property, except for Permitted Liens and Encumbrances;

                  (c) Except as disclosed on Schedule 5.19(c), to the Representing Party's Knowledge, the Representing Party Owned Real Property and all of Representing Party's operations thereon and therein are in compliance with all applicable zoning ordinances, local building codes and ordinances; the Representing Party has received no written notice that Representing Party's Owned Real Property is in violation of local building codes, ordinance or zoning laws, which violation or noncompliance would have any material adverse effect on the Representing Party Owned Real Property; and the consummation of the Transaction will not result, to the Representing Party's Knowledge, in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing;

                  (d) Except as disclosed on Schedule 5.19(d), there are no leases affecting all or any part of the Representing Party Owned Real Property and there are no material promises, understandings,, agreements or commitments, either written or oral, between Representing party and any tenant or other occupant of the Representing Party Owned Real Property.

                  (e) As of the date of this Agreement, no proceedings are presently pending, nor, to the Representing Party's Knowledge, threatened for the taking by exercise of the power of eminent domain, or in any other manner, for public or quasi-public purpose, of all or any party of the Representing Party Owned Real Property;

                  (f) To the Representing party's Knowledge, there is no plan, study, or effort by any governmental authority or any non-governmental person or agency which would materially adversely affect the current or planned use of any of the Representing Party Owned Real Property;

                  (g) To the Representing Party's Knowledge, there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Representing Party Owned Real Property or that would materially, adversely affect the current or any planned use of the Representing Party Owned Real Property; and

                  (h) Neither Representing Party nor the Representing Party Owned Real Property is subject to any commitment, obligation or agreement including, but not limited to, any right of first refusal or option to purchased granted to a third party, which would prevent Representing Party from completing or impairing Representing Party's ability to complete the transfer or conveyance of the Representing Party Owned Real Property to the Purchasing Party or the consummation of the Transaction or which would bind the Purchasing Party subsequent to the completion of the Transaction.

         Section 5.20 Intellectual Property.

                  (a) Schedules 2.1(m) and 3.1(m) contain a true and complete list of all intellectual property owned by, registered in the name of, or used by Representing Party in connection with the operation of the Facility on the date hereof, or for which application has been made. Representing Party owns or is a valid licensee of all intellectual property rights listed on Schedules 2.1(m) and 3.1(m). Representing Party has not received written notice that (i) any other entity claims the right to use the intellectual property listed on Schedules 2.1(m) and 3.1(m); (ii) any other entity asserts ownership rights in the intellectual property listed on Schedules 2.1(m) and 3.1(m); (iii) Representing Party's use of the intellectual property listed on Schedules 2.1(m) and 3.1(m) may infringe any rights of any third party; or (iv) any third party is infringing any of Representing Party's rights in the intellectual property listed on Schedules 2.1(m) and 3.1(m).

                  (b) To the Knowledge of Representing Party, no officer, director or employee of Representing Party has entered into any contract which requires such officer, director or employee to assign any interest in any intellectual property or keep confidential any trade secrets, proprietary data, patient lists or other business information of Representing Party or which restricts or prohibits such officer, director or employee from engaging in activities competitive with Representing Party.

         Section 5.21 Insurance. A complete and accurate lists of all insurance policies held by Representing Party and now in force (including, without limitation, property damage, public liability, medical malpractice liability, worker's compensation in the case of CCS only, fidelity bonds, errors and omissions, theft, forgery and other coverage), is attached as Schedule 5.21. All such policies are in full force and effect, and the premiums due thereon have been timely paid. Representing Party is not in default regarding the provisions of any such policy and has not failed to give any notice or present any material claim thereunder in due and timely fashion.

         Section 5.22 Pending Transactions. With respect to the Facilities, there are no (i) pending acquisitions or sales by Representing Party which are subject to a written letter of intent or other agreement in principle, (ii) pending behavioral hospital development projects; or (iii) pending private placements of any security of Representing Party.

         Section 5.23 Operations. CCS represents and warrants that neither Houston Health Alliance nor any other CCS subsidiary or Affiliate owns any assets, operates any portion of, or performs any services for, Gulf Pines Hospital, or is in any way Affiliated with Gulf Pines Hospital except by ownership by CCS or common ownership by an Affiliate of CCS.


                                    ARTICLE 6

                            COVENANTS OF MPH AND CCS

         Section 6.1 Efforts to Consummate Transaction. Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable commercial efforts to take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the Transaction, including the satisfaction of all conditions thereto set forth herein.

         Section 6.2 Cooperation. Prior to and after the Closing, upon prior reasonable written request, each party will cooperate with the other in every reasonable commercial way to consummate the Transaction.

         Section 6.3 Further Assistance. From time to time, at the request of either party, whether on or after the Closing, without further consideration, either party, at its expense and within a reasonable amount of time after request hereunder is made, shall execute and deliver such further instruments of assignment, transfer and assumption and take such other action as may be reasonably required to effectively assign and transfer particular Assets Transferred by the Transferring Party to, and vest the Liabilities Assumed by the Purchasing Party in, the Purchasing Party, deliver or make the payment of the Exchange Price to the Transferring Party or any amounts due from one party to the other pursuant to the terms of this Agreement or confirm the Transferring Party's ownership of the Assets Excluded and obligations with respect to the Liabilities Excluded.

         Section 6.4 Cooperation Respecting Proceedings. After the Closing upon prior reasonable written request, each party shall cooperate with the other, at the requesting party's expense (but including only out-of-pocket expenses to third parties and not the costs incurred by any party for the wages or other benefits paid to its officers, directors or employees), in furnishing information, testimony and other assistance in connection with any inquiries, actions, tax or cost report audits, proceedings, arrangements or disputes involving either of the parties hereto (other than in connection with disputes between the parties hereto) and based upon contracts, arrangements or acts of the Transferring Party which were in effect or occurred on or prior to the Closing and which relate to the Assets Transferred by that Transferring Party, including, without limitation, arranging discussions with (and the calling as witness of) officers, directors, employees, agents, and representatives of the Purchasing Party.

         Section 6.5 Expenses. Whether or not the Transaction contemplated hereby is consummated, except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transaction contemplated hereby shall be paid by the party incurring such expenses.

         Section 6.6 Announcements; Confidentiality; Non-Solicitation. Prior to the Closing Date, no press or other public announcement, or public statement or comment in response to any inquiry, relating to the Transaction contemplated by this Agreement shall be issued or made by MPH or CCS without the prior written consent of the other party. Subject to the foregoing, the parties hereto recognize and agree that all information, instruments, documents and details concerning the businesses of MPH and CCS are strictly confidential, and MPH and CCS expressly covenant and agree with each other that, prior to and after the Closing, they will not, nor will they allow any of their respective officers, directors, employees, representatives or agents (including professional advisors) to disclose or publicly comment upon any matters relating to the business of the other or relating to this Agreement, including, without limitation, the terms, timing or progress of the Transaction contemplated hereby, or its negotiation, terms, provisions or conditions, including Exchange Price, except for disclosure to their respective professional advisors (who shall agree not to disclose the same) which is reasonably necessary to effectuate the Transaction contemplated hereby in a manner consistent with the provisions of this Agreement and disclosures required by any Laws. Notwithstanding anything contained in this Agreement to the contrary, except in connection with filings to obtain Licenses necessary for consummation of the Transaction (but subject to Section 6.2) and except as may be required by any Laws (based on advice of independent counsel), MPH and CCS shall not (nor shall either party allow any of its officers, directors, employees, representatives or agents to), without the prior written consent of the other party (in its sole and absolute discretion), disclose to or otherwise discuss with any person, regulatory board, fiscal intermediary or other entity the parties' proposed exchange of the Assets Transferred to MPH and CCS, the contents of this Agreement or the negotiation of this Agreement. Each party shall keep all information obtained from the other either before or after the date of this Agreement confidential, and neither party shall reveal such information to, nor produce copies of any written information for, any person outside its management group or its professional advisors without the prior written consent of the other party, unless such party is compelled to disclose such information by judicial or administrative process or by any other requirements of Law. If the Transaction contemplated by this Agreement should fail to close for any reason, each party shall (i) return to the other within seven (7) days of receiving a written request therefor all originals and copies of written information provided to such party by or on behalf of the other party and none of such information shall be used by either party, or their employees, agents or representatives in the business operations of any person and (ii) whether or not this Agreement is consummated, refrain from offering or soliciting employment of the other party's current employees at each respective Facility for one (1) year from the date of this Agreement, without the prior written consent of the other party; further, CCS shall refrain from offering or soliciting employment of the employees at the MPH Affiliate's facility known as Cypress

Creek Hospital. Notwithstanding the foregoing, each party's obligations under this Section shall not apply to any information or document which is or becomes available to the public other than as a result of a disclosure by the other party in violation of this Agreement or other obligation of confidentiality under which such information may be held or becomes available to the party on a non-confidential basis from a source other than the other party or its officers, directors, employees, representatives or agents. Brown Schools and CCS Parent shall, and shall cause each of their respective Affiliates to, comply with the obligations set forth in this Section 6.6. The obligations under this Section shall survive the termination of this Agreement.

         Section 6.7 Preservation of and Access to Certain Hospital Records.

                  (a) As set forth in Section 2.1(k) and Section 3.1(k), all or any portion of the medical, clinical and other records directly or indirectly associated with the admission, care and treatment of Straddle Patients on or prior to the Closing Date (the "Straddle Patient Records"), and all financial, patient and other records of each Facility for the period ending on or prior to the Closing Date, whether or not maintained at or by the Facilities (the Straddle Patient Records and such other records are collectively referred to as the "Hospital Records") shall be Assets Transferred to MPH or CCS, respectively.

                  (b) Each party will afford the other party, its counsel, accountants and other representatives, during normal business hours, reasonable access to the Hospital Records in such party's possession relating directly or indirectly to the properties, liabilities or operations of the Facilities, with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party for any lawful purpose. Each party agrees for a period extending seven (7) years after the Closing (and, if at the expiration thereof any tax or Payor audit or judicial proceeding is in progress or the applicable statute of limitations has been extended, for such longer period as such audit or proceeding is in progress or such statutory period is extended) (the "Document Retention Period") not to destroy or otherwise dispose of any such records. After the expiration of the aforementioned Document Retention Period, the Purchasing Party shall not, without ninety-one (91) days prior written notification to the Transferring Party, destroy any Hospital Records in its possession. The Transferring Party shall have the right, at its own expense, for ninety
         (90) days after its receipt of such notice of intent to destroy, to remove any such records from the locations at which they may be maintained. Notwithstanding the foregoing, the Transferring Party's access to, or right to make copies of, any Hospital Records shall be subject to any applicable Law, accreditation standard or rule or agreement (express or implied) of confidentiality.

                                    ARTICLE 7

                       ADDITIONAL COVENANTS OF MPH AND CCS

         MPH and CCS hereby additionally covenant, promise and agree as follows:

         Section 7.1 Conduct Pending Closing. Prior to consummation of the Transaction or the termination or expiration of this Agreement pursuant to its terms, unless the other party shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except for actions taken pursuant to Contracts Assumed by MPH or CCS, or which arise from or are related to the anticipated transfer of the Assets Transferred to MPH or CCS, or as otherwise contemplated by this Agreement or disclosed in Schedule 7.1 or another Schedule to this Agreement, MPH and CCS shall:

                  (a) Conduct the business represented by, and otherwise deal with, the Assets Transferred to MPH and CCS, respectively, only in the usual and ordinary course, materially consistent with practices followed prior to the execution of this Agreement, except as required by Law;

                  (b) Use reasonable efforts to keep intact the Assets Transferred to MPH and CCS, respectively, and the business they represent and to preserve relationships beneficial to such business that doctors, patients, Payors, suppliers and others have with the Facilities;

                  (c) Except as required by their terms, not amend, terminate, renew, fail to renew or renegotiate any material contract, except in the ordinary course of business and consistent with practices of the recent past, or default or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default in any of its obligations under any such contracts, that would be a Contract Assumed by MPH or CCS as of the date hereof;

                  (d) Not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in, or permit or suffer to exist any lien or encumbrance upon or the disposition of, any Facility, Inventory, or items of Equipment having an undepreciated book value in excess of $10,000, including without limitation any of its leasehold interests therein, whether by the taking of action or the failure to take action, except for (i) sales of MPH or CCS Inventory in the ordinary course,
         (ii) liens constituting permitted Encumbrances, or (iii) sales or dispositions of MPH or CCS Equipment in the ordinary course of business that are consistent with practices of the recent past;

                  (e) Maintain in force and effect the insurance policies identified in Section 5.21;

                  (f) Not enter into any contract that will constitute a Contract Assumed by MPH or CCS as of the Closing except in the ordinary course of business and consistent with practices of the recent past;

                  (g) Not grant any general or uniform increase in the rates of pay or benefits to current employees (or a class thereof) or any increase in salary or benefits of any chief executive or financial officer of any Facility, except for compensation previously agreed to prior to the date hereof;

                  (h) Not increase the compensation payable to or to become payable to any employee listed on Schedule 4.5(b) whose gross compensation is in excess of $30,000, except general hourly rate increases and normal merit increases for employees made in the ordinary course of business and consistent with past practice;

                  (i) Not sell or make any commitment to sell any of the assets to be transferred to the Purchasing Party other than in the ordinary course of business and consistent with past practice;

                  (j) Not take any action, or omit to take any action, which would cause the representations and warranties contained in Article 5 to be untrue or incorrect in any material respect;

                  (k) Not make any changes in its accounting methods or practices, except for changes in its accounting methods or practices that may be necessitated by changes in applicable Laws or changes in its financial reporting practices necessitated by GAAP; or

                  (l) Not make any loan to any person nor make any agreement or commitment that will result in or cause to occur a violation of any of the items contained in paragraphs (a) through (k) above;

         provided that nothing in this Section shall (i) obligate the Transfer-ring Party to make expenditures other than in the ordinary course of business and consistent with practices of the recent past or to otherwise suffer any economic detriment (ii) preclude the Transferring Party from paying, prepaying or otherwise satisfying any liability which, if outstanding as of the Closing Date, would be a Liability Assumed by MPH or CCS or a Liability Excluded from MPH or CCS, or (iii) preclude the Transferring Party from incurring any liabilities or obligations to any third party in connection with obtaining such party's consent to any transaction contemplated by this Agreement or the Related Agreements provided such liabilities and obligations under this clause (iii) shall be Liabilities Excluded from MPH or CCS pursuant to Sections 2.4(h) and 3.4(h), respectively.

         Section 7.2 Access and Information, Environmental Survey; Remediation or Adjustment.

                  (a) Subject to the restrictions set forth in Section 6.6 respecting confidentiality and provided that the Purchasing Party has complied with each and every provision thereof, the Transferring Party shall afford the Purchasing Party, and the counsel, accountants and other representatives of the Purchasing Party, reasonable access, throughout the period from the date hereof to the Closing, to the Assets Transferred to MPH and CCS and the employees, personnel and medical staff associated therewith and all the properties, books, contracts, commitments, cost reports and records respecting the Assets Transferred to MPH and CCS (regardless of where such information may be located). Such access shall be afforded on a reasonable basis, during normal business hours whenever reasonably possible and only in such manner so as not to disturb patient care or to interfere with the normal operations of the Facilities. The Transferring Party's covenants under this Section are made with the understanding that the Purchasing Party shall use all such information in compliance with all Laws. The foregoing notwithstanding, the Purchasing Party acknowledges and agrees that the Purchasing Party's access to the books and records of the Assets Transferred to MPH and CCS shall not include access to any privileged information concerning any alleged dispute or any pending litigation, investigation or proceeding involving the Transferring Party or its Affiliates, and the Transferring Party shall not have any obligation to deliver any such information to the Purchasing Party; moreover, the Purchasing Party shall not have access to patient or employee records or any other records the disclosure of which would be prohibited by any Law, accreditation standards, or rule or agreement (express or implied) of confidentiality, except that the Purchasing Party may be granted access to such records to the extent they are appropriately redacted and in conformity with such other reasonable procedures as may be required to conform to any such requirements of Law, accreditation standards or rule or agreement of confidentiality.

                  (b) Prior to the Closing, MPH and CCS shall provide to each other copies of the most recent Level I Environmental Assessment Reports prepared for each Facility. Neither party makes any representations or warranties with respect to the information contained therein with respect to each of the Facilities. MPH and/or CCS (at its sole expense) may have performed an additional Level I Environmental Assessment Report on the real property they will acquire pursuant to this Agreement (the "Environmental Survey"). The Environmental Survey shall be conducted by an environmental consulting firm or firms (the "Consultant") and in accordance with such reasonable procedures as are determined by the Transferring Party, in its reasonable discretion, and the Transferring Party shall make reasonable efforts to accommodate reasonable requests of the Purchasing Party with respect to such procedures that do not delay the completion of the Environmental Survey. The results of any such Environmental Survey shall be delivered to and owned by the Purchasing Party, and all proceedings in connection with the Environmental Survey and the results thereof shall be subject to the confidentiality provisions of Section 6.6 and such other restrictions as the Transferring Party may impose in its reasonable discretion.

                  (c) With respect to any matters disclosed by such Environmental Survey that would constitute a breach of MPH or CCS's warranties Section 5.12, but for the qualifications to such warranties based on the Transferring Party's Knowledge or disclosures in the Environmental Survey, the Transferring Party will at its election, either (i) clean up or otherwise remediate such matters in a reasonable manner prior to the Closing Date, at its expense, or (ii) reimburse the Purchasing Party for the costs of such reasonable clean-up or remediation incurred by the Purchasing Party after the Closing Date, provided the Transferring Party shall have approved such costs in advance and in writing (such approval not unreasonably to be withheld); provided, however, that in no case will the Transferring Party be required to remove or otherwise remediate (or bear the costs of same) any Hazardous Materials used as construction materials in structures or improvements constituting the Facilities.

         Section 7.3 Updating. MPH and CCS shall notify each other of any changes or additions to any of their respective Schedules to this Agreement by the delivery of updates thereof, if any, as soon as they become aware of any such change, provided, however, that the Financial Information shall be updated within thirty (30) days of the end of each month subsequent to December 31, 1997. No such updates made pursuant to this Section shall be deemed to cure-any breach of any representation or warranty made in this Agreement, unless the non-breaching party specifically agrees thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by either party of any condition set forth in this Agreement.

         Section 7.4 Exclusivity. Each of MPH and CCS contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, and due diligence work to be performed in conjunction with the Transaction prior to the Closing Date. Consequently, upon execution of this Agreement, and until termination of this Agreement in accordance with Section 9.1, CCS and MPH agree: (a) to negotiate exclusively with the other with respect to any proposed transfer or acquisition of, or merger, consolidation or business combination with respect to the operations of Gulf Pines Hospital and Meadow Pines Hospital; (b) not to solicit, initiate, consider or encourage the submission of other proposals or offers from any person concerning a transaction or provide information with respect to the transferred assets to any person in connection with a possible transaction, in either case whether such person is an officer or employee of CCS or MPH or otherwise,; and (c) not to divulge or otherwise disclose any information to any person regarding any aspect of this Transaction, including, but not limited to, purchase price, terms, conditions, financing or status of negotiations and discussions between CCS and MPH or their authorized representatives.

         Section 7.5 Cost Reports.

                  (a) MPH and CCS shall cause to be prepared and timely filed all Cost Reports which are required to be filed with Medicare and Medicaid with respect to the operations of the Facilities for any and all periods ending on or prior to the Closing Date. For the Facility each party is transferring pursuant to this Agreement, the Transferring Party shall retain all rights and all obligations for amounts due to or from Medicare and Medicaid to the extent such Cost Reports cover any period through Closing. The parties hereby acknowledge and agree that neither party is being assigned or otherwise receiving and is not hereby assuming any of the same. The Transferring Party's rights with respect to Cost Reports filed with Medicare and Medicaid through Closing shall include, without limitation, the right to dispute or to appeal any determinations relating to such reports.

                  (b) With respect to Cost Reports containing costs attributable to Straddle Patients ("Straddle Cost Reports") the Purchasing Party shall provide such information at such times and in such formats as is reasonably requested by the Transferring Party to allow it to file such Cost Reports for the period of time prior to the Closing Date in a timely manner. All amounts due to or from Payors with respect to such Straddle Cost Reports shall, as regards Payors, be the responsibility of the Purchasing Party. The parties shall further cooperate with one another with respect to disputes with or audits by Payors in respect of Straddle Cost Reports, so that the party who, under the foregoing provisions, has the economic interest in the matter that is the subject of dispute or audit shall have effective control over the resolution thereof with such Payors, including effective control over any appeals or legal proceedings with respect thereto.

                  (c) After the Closing and for the period of time necessary to conclude any pending or potential audit or contest of any Cost Reports with respect to the Facilities that include periods ending on or before the Closing Date (which period of time shall generally be five (5) years after the month of the filing date of the Cost Report), the Purchasing Party shall (a) properly keep and preserve all financial books and records delivered to the Purchasing Party by the Transferring Party and utilized in preparing such Reports, including, without limitation, accounts payable invoices, Medicare logs and billing information in accordance with Section 6.7, and (b) within five (5) days of MPH and CCS's receipt of the same, forward to the Transferring Party all information received from Payors relating to periods prior to and as of the Closing Date including, without limitation, Cost Report Settlements, notices of program reimbursements, demand letters for payment and proposed audit adjustments. Upon reasonable written notice by the Transferring Party, the Transferring Party (or its agents) shall be entitled, at the Transferring Party's expense, during regular business hours, to have access to, inspect and make copies of all such books and records. Upon the reasonable request of the Transferring Party, the Purchasing Party shall assist in obtaining information deemed by the Transferring Party to be necessary or desirable in connection with any audit or contest of such reports. To the extent required to meet its obligations under this Section, each party shall provide to the other the reasonable support of its employees at no cost to the Transferring Party.

         Section 7.6 Tax Matters. After the Closing, MPH and CCS, respectively, shall be responsible for causing its employees, at no cost to the Transferring Party, to assist the Transferring Party, in the same manner and to the extent that personnel of the Facilities currently provide such assistance, in the preparation and filing of all returns relating to taxes imposed upon the businesses operated through the Assets Transferred to MPH and CCS, respectively, that relate to periods ending on or prior to the Closing Date, including without limitation, income tax and information returns.

         Section 7.7 Risk of Loss. In the event there is any damage to or loss of Gulf Pines Hospital (whether by fire, theft, vandalism or other cause or casualty), in whole or in part, between the date hereof and the Closing, the Purchase Price shall be reduced by the amount necessary to repair the damage, which reduction shall be offset by any amounts paid by CCS's insurer. CCS hereby assigns to MPH such insurance proceeds. In the event there is any damage to or loss of Meadow Pines Hospital (whether by fire, theft, vandalism or other cause or casualty), in whole or in part, between the date hereof and the Closing, MPH may terminate this Agreement; however, if MPH does not terminate the Agreement, the Purchase Price shall be reduced by the amount necessary to repair the damage, which reduction shall be offset by any amounts paid by MPH's insurer. MPH hereby assigns to CCS such insurance proceeds, if MPH does not terminate this Agreement.

         Section 7.8 Post-Closing Insurance. The Transferring Party for five (5) years after the Closing, shall maintain comprehensive general liability and hospital professional liability insurance coverages with at least one million dollars of coverage per occurrence and three million dollars of coverage in the aggregate with respect to the Facility for all periods prior to the Closing in substantially their present form as described on Schedule 5.21 (the "Insurance Program"), provided that (a) the Transferring Party shall have the right to reduce (but not increase beyond $100,000 per occurrence) the existing deductible under the Insurance Program and (b) shall have the right to cancel or terminate, or have canceled or terminated, the coverages under the Insurance Program so long as the Transferring Party acquires (from (i) its present insurance company or (ii) another reasonably acceptable insurance company under a reasonably acceptable policy) an extended discovery period of not less than five (5) years after any such cancellation or termination for periods prior to the Closing. Such Insurance Program, if maintained, shall be maintained at the Transferring Party's expense, and if such Insurance Program is maintained, the Transferring Party shall cause the Purchasing Party to be named as an additional insured with respect to the applicable Facility and the Transferring Party shall provide the Purchasing Party with copies thereof and copies of renewals prior to the expiration of the prior policy or policies. The Transferring Party shall use commercially reasonable efforts to avoid invalidating the insurance policies referred to in this Section 7.8.

         Section 7.9 Consents. The Transferring Party covenants and agrees that it will use its best efforts prior to Closing to obtain all consents, approvals, authorizations and waivers of third parties, whether governmental or private, necessary for the consummation of the Transaction. All such consents shall be in writing and executed counterparts thereof shall be delivered to the Purchasing Party promptly after the Transferring Party's receipt thereof.

         Section 7.10 Relationship with Employees, Suppliers and Patients. At all times prior to the consummation of the Transaction, the Transferring Party shall use its reasonable efforts consistent with past practice (without making any commitments other than in the ordinary course of business and consistent with past practice), to (i) preserve the Facility intact, (ii) keep available the present key officers and employees located at the Facility, (iii) preserve the present relationships of the Facility with its suppliers, physicians, advisers, patients, and payors and others having business relationships therewith, and (iv) take all steps reasonably necessary to maintain its intangible assets and intellectual property.

         Section 7.11 Amendment to Certificate of Incorporation or Bylaws. The Transferring Party shall not amend its Certificate of Incorporation or Bylaws between the date of this Agreement and the Closing Date without the prior written consent of the Purchasing Party.

         Section 7.12 Other Actions. Between the date hereof and the Closing Date, Transferring Party shall not take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions set forth in this Agreement not being satisfied, or (unless such action is required by applicable Law) which would have a material adverse effect on the ability of either party to obtain any consents or approvals required for the consummation of the Transaction contemplated hereby.

         Section 7.13 Non-Facility Records. No later than sixty (60) days after the Closing, CCS shall remove, at its expense, from Gulf Pines Hospital all records located at Gulf Pines Hospital which are not related to the operation of Gulf Pines Hospital. The removal of such records shall be during reasonable business hours with 24 hours advance notice to MPH. Notwithstanding the above, the records which are necessary for the collection of the Red River Receivables by CCS may be maintained at Gulf Pines Hospital through June 30, 1998 and shall be completely removed, at CCS' expense, no later than June 30, 1998.

         Section 7.14 Reliance on Environmental Survey. MPH shall use all commercially reasonable efforts to obtain from KTR Environmental Services, Inc. a letter addressed to CCS to the effect that CCS is entitled to rely on the Update to Environmental Site Assessment Phase 1, dated June 2, 1997.


                                    ARTICLE 8

                              CONDITIONS TO CLOSING

         The obligations of MPH and CCS to consummate the Transaction at the Closing shall be subject to the fulfillment at or prior to the Closing of the following conditions as applied to the other party, unless such fulfillment is waived by the party entitled to the benefits of the condition:

         Section 8.1 Performance of Agreement. The other party shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing.

         Section 8.2 Accuracy of Representations and Warranties. The representations and warranties of the other party set forth in Article 5 of this Agreement shall be true in all respects as of the date of this Agreement (unless the inaccuracy or inaccuracies which would otherwise result in a failure of this condition have been cured by the Closing) and shall be true in all material respects as of the Closing (without reference to revised Schedules contemplated by Section 7.3) as if made as of such time.

         Section 8.3 Officer's Certificate. The other party shall have delivered an officer's certificate, executed on its behalf by its chief executive officer, president or chief financial officer (in his or her capacity as such) dated the Closing Date, stating that to the Knowledge of such individual the conditions in Sections 8.1 and 8.2 above have been met.

         Section 8.4 Consents. Subject to the provisions of Sections 4.7 and 4.9, all approvals, consents, authorizations and waivers from governmental and accreditation agencies and from third parties, as set forth on Schedule 8.4, shall have been obtained, unless the failure to obtain such consent is solely the result of the breach by the party required to obtain or deliver such consent of the provisions of Sections 6.1, 6.2 or 6.3 of this Agreement in which case such failure shall not constitute a condition to that party's obligation to consummate the Transaction.

         Section 8.5 Absence of Injunctions. There shall not be in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental agency which restrains or prohibits either party's exchange or operation of the Assets Transferred to MPH or CCS provided that the parties will use their reasonable efforts to litigate against the entry of, or to obtain the lifting of, any such order or injunction, and the existence of any such temporary restraining order or preliminary injunction shall operate, at the option of the other party, only to delay the Closing (and extend the Termination
Date) until the thirtieth day following the lifting of any such order or injunction, except that such delay may not extend the original Termination Date for more than one (1) month.

         Section 8.6 Title to Real Property. Each party shall have received written evidence of the willingness of Lawyers Title Insurance Corporation (or an Affiliate thereof; the "Title Insurer") to issue standard Form T-1 Texas Owner Policies of Title Insurance (the "Title Policies") in amounts equal to the respective portions of the Exchange Price allocated to the Owned Real Property of the other party. The Title Policies shall insure that Purchasing Party has good and indefeasible fee simple title to the CCS Owned Real Property and the MPH Owned Real Property, as applicable, subject only to the Permitted Liens and Encumbrances and the standard printed exceptions with those standard permitted exceptions amended or deleted as follows: (i) the survey exception must be amended to read "shortages in area" only (the survey exception will only be so amended if the Purchasing Party obtains a current survey of the applicable property satisfactory to the Title Insurer for such purpose); (ii) the exception for taxes must be completed with only the current year filled in and must be annotated "not yet due and payable"; (iii) no exception will be permitted for "visible and apparent easements" or words to that effect (although reference may be made to any specific easement or use shown on the a current survey of the applicable property); and (iv) no liens will be shown on Schedule B other than, if applicable, any liens that may be referred to in this Agreement as being part of the title being conveyed to a Purchasing Party.

         The willingness of the Title Insurer to issue the Title Policies shall be evidenced either by the issuance thereof or the written commitments or binders of the Title Insurer to issue such Title Policies within a reasonable time after the Closing Date, subject to actual transfer of the real property in question. If the Title Insurer is unwilling to issue such Title Policy, the Purchasing Party shall be required to provide, within one (1) business day after being notified of the Title Company's unwillingness, but in no event later than the Closing Date, to Transferring Party, in writing, notice setting forth the reason(s) for such unwillingness. The Transferring Party shall have the right to seek to cure any defect which is the reason for such unwillingness, and, if such notice by the Purchasing Party is given less than five (5) business days prior to the then scheduled Closing Date, then the Closing Date (and, to the extent necessary, the Termination Date) shall be extended for a period of up to ten
(10) business days after the date of such notice, to provide to the Transferring Party such opportunity to cure.

         Section 8.7 Environmental Survey and Engineer Survey. The Purchasing Party shall have received the Environmental Survey conducted pursuant to Section 7.2(b) and the results of such Environmental Survey shall not have disclosed any past or present condition, process or practice with respect to the Facility or any property owned, occupied or operated by the Transferring Party or any Affiliates thereof, at any time in connection with the operation of the Facility which is not in material compliance with all applicable Environmental Laws. The Purchasing Party shall have received the results of a survey of the Transferring Party's Facility prepared by an engineering firm chosen by the Purchasing Party and the results of such shall not have disclosed any material defect in such Facility or the operating systems thereof. MPH shall be reasonably satisfied with the condition and compliance with Environmental Laws with respect to the removal and disposition of the underground storage tank and the metal drum that had been located at Gulf Pines Hospital, and with respect to the stained soil under and near an emergency generator at Gulf Pines Hospital as reported in the CCS Environmental Survey. MPH shall be reasonably satisfied with the results of Geraghty & Miller's additional investigation being conducted pursuant to that certain work order dated February 19, 1998.

         Section 8.8 Receipt of Other Documents. The Purchasing Party shall have received the following from the Transferring Party:

                  (a) Certified copies of the resolutions of the Transferring Party's board of directors respecting this Agreement, the Agreements and the Transaction, together with certified copies of any shareholder resolutions which are necessary to approve the execution and delivery of this Agreement and any Agreements and/or the performance of the obligations of the Transferring Party hereunder and thereunder;

                  (b) Certified copies of the Transferring Party's Charter Documents, together with a certificate of the corporate secretary of each that none of such documents have been amended;

                  (c) One or more certificates as to the incumbency of each officer of the Transferring Party who has signed the Agreement, any Agreement or any certificate, document or instrument delivered pursuant to the Agreement or any Agreement;

                  (d) Good standing certificates for the Transferring Party from the Secretary of State of its states of incorporation, dated as of a date not earlier than thirty (30) business days prior to the Closing Date;

                  (e) Copies of all third party and governmental consents, permits and authorizations that the Transferring Party has received in connection with the Agreement, the Agreements and the Transaction; and

                  (f) Certificates of non-foreign status in the form required by
         Section 1445 of the Code duly executed by the Transferring Party.

         Section 8.9 CCS Payor Contracts. MPH can elect not to assume any contract with a third party payor based on its review of contracts if such contract contains an obligation to provide additional care to patients after discharge or includes payments to CCS on a capitated, prepaid or risk basis. MPH can terminate the Agreement if the contracts with third party payors listed in MPH Exhibit 8.4, taken as a whole, would not be Profitable to Cypress Creek Hospital, Inc. on a pro forma basis. Profitable is defined as net revenue resulting from the contract in the 12 months ended 12/31/97 less the direct, indirect and overhead costs (but excluding Medicare capital costs and home office allocation) of Cypress Creek Hospital, Inc., allocated using the methodology used for Medicare cost reports.

                                    ARTICLE 9

                                   TERMINATION

         Section 9.1 Termination. This Agreement and the Transaction may be terminated as follows:

                  (a) By either MPH or CCS at any time prior to Closing by written notice to the other, if there has been a material violation or breach by the other party of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by the non-breaching party;

                  (b) On or after March 2, 1998 (but subject to Section 4.9), by a party that shall, on or before March 2, 1998, have materially performed its obligations hereunder and satisfied the conditions to Closing it is required to satisfy for the benefit of the other party, by written notice to the other party, with such termination to be effective at noon on the day after delivery of such terminating notice unless the other party shall have performed its obligations hereunder and satisfied the conditions to Closing it is required to satisfy for the benefit of the notifying party at or before such time; or

                  (c) By MPH, as provided in Section 7.7.

Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise.

         Section 9.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties hereunder shall terminate upon the effectiveness of termination, except that the obligations set forth in Sections 6.5 and 6.6 and in Articles 10, 11 and 12 shall survive. In the event of termination of this Agreement as provided above, there shall be no liability on the part of a party to another under and by reason of this Agreement or the Transaction contemplated hereby except as set forth in this Agreement, and except for fraudulent acts by a party the remedies for which shall not be limited by the provisions of this Agreement. The foregoing provisions shall not, however, limit or restrict the availability of specific performance or other injunctive or equitable relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.


                                   ARTICLE 10

                     SURVIVAL AND REMEDIES; INDEMNIFICATION

         Section 10.1 Survival. Except as may be otherwise expressly set forth in this Agreement, the representations, warranties, covenants and agreements of MPH and CCS set forth in this Agreement, or in any writing required to be delivered in connection with this Agreement, shall survive for the period ending at the close of business on September 30, 1999.

         Section 10.2 Exclusive Remedy. Absent fraud, the sole exclusive remedy for damages of a party hereto for any breach of the representations, warranties, covenants and agreements of the other party contained in this Agreement and the Agreements shall be the remedies contained in this Article 10.

         Section 10.3 Mutual Indemnity.

                  (a) MPH and Brown Schools on the one hand, or CCS and CCS Parent on the other hand, as appropriate (in each case, collectively, the "Indemnifying Party"), shall indemnify the other party (the "Indemnified Party") and hold the Indemnified Party harmless from and against any and all loss, liability, damage and expense, including reasonable attorneys' fees and costs of investigation, litigation, settlement and judgment (collectively "Losses"), which Indemnified Party may sustain or suffer or to which Indemnified Party may become subject as a result of:




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



                           (i) The inaccuracy of any representation or the
                  breach of any warranty made by the Indemnifying Party herein or in an Agreement;

                           (ii) The nonperformance or breach of any covenant or
                  agreement made or undertaken by the Indemnifying Party in this Agreement or in an agreement delivered by the Indemnifying Party in connection herewith;

                           (iii) If the Closing occurs, the existence of, or the
                  failure of the Indemnifying Party to pay, discharge or perform as and when due, any of the Liabilities Excluded by the Indemnifying Party, as the case may be;

                           (iv) If the Closing occurs, the operations, prior to
                  and on the Closing Date, of the Indemnifying Party with respect to Assets Transferred to the Indemnified Party and the Liabilities Assumed by the Indemnified Party;

                           (v) If the Closing occurs, the ongoing operations,
                  after the Closing Date, of the Indemnifying Party with respect to the Assets Transferred to the Indemnifying Party and the Liabilities Assumed by the Indemnifying Party; and

                           (vi) If the Closing occurs, any acts or omissions by
                  the Indemnifying Party arising from or in connection with any Pension Plans or Multi-employer Plans covering employees who work at their respective Facilities.

                  (b) The indemnification obligations of the Indemnifying Party provided above shall, in addition to the qualifications and conditions set forth in Sections 10.4 and 10.5, be subject to the following qualifications:

                           (i) The Indemnified Party shall not be entitled to
                  indemnity under Subsection (a)(i) above unless:

                           (A) Written notice to Indemnifying Party of such claim specifying the basis thereof is made, or an action at law or in equity with respect to such claim is served, before September 30, 1999;

                           (B) If the Closing occurs, the Losses sustained or suffered by the Indemnified Party or to which it may be subject as a result of circumstances described in such Subsection (a)(i) exceeds, in the aggregate, the sum of $50,000 if the Indemnifying Party is CCS and the Indemnified Party is MPH, and the sum of Two Hundred Fifty Thousand Dollars ($250,000) if the Indemnifying Party is MPH and the Indemnified Party is CCS (in either case, the "Trigger Amount"), in which case the Indemnified Party shall be entitled only to recover the amount by which Losses exceed Fifty Thousand Dollars ($50,000) if the Indemnifying Party is CCS and the Indemnified Party is



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



                           MPH, and the sum of Two Hundred Fifty Thousand Dollars ($250,000) if the Indemnifying Party is MPH and the Indemnified Party is CCS (in the respective case, the "Deductible Amount"), provided, however, that (1) individual claims of Five Thousand Dollars ($5,000) or less shall not be aggregated for purposes of calculating either the Trigger Amount, the Deductible Amount or the excess of Losses over the Deductible Amount and (2) no Trigger Amount and no Deductible Amount shall apply and this clause (B) shall not apply to any claim by MPH under Section 10.3(c) or Section 10.3(d) below; and

                           (C) If the Closing occurs, in no event shall the Indemnifying Party be liable to the Indemnified Party under Subsection (a)(i) for amounts which, in the aggregate, exceed One Million Dollars ($1,000,000).

                           (ii) If the Closing occurs, the Indemnified Party
                  shall not be entitled to indemnity under Subsections
                  (a)(ii)-(vi) above except for out-of-pocket Losses actually suffered or sustained by the Indemnified Party or to which the Indemnified Party may become subject as a result of circumstances described in such Subsections (a)(ii)-(vi), and such indemnity shall not include Losses in the nature of consequential damages, lost profits, diminution in value, damage to reputation or the like.

                  (c) If the Closing occurs, CCS shall indemnify MPH, and hold MPH harmless, with respect to any Losses, up to $100,000, relating to the Lease and Services Agreement between CCS and TRS Behavioral Care, Inc., dated November 4, 1996, other than Losses suffered by MPH resulting solely from (i) MPH's termination of such Lease and Services Agreement in accordance with Section 4.2 thereof or (ii) the failure of MPH to comply with the express terms and conditions of such Lease and Service Agreement in the form presented to MPH by CCS.

                  (d) If the Closing occurs, CCS shall be solely responsible for and shall indemnify MPH, and hold MPH harmless, with respect to any Losses from the compliance requirements of Texas Natural Resource Conservation Commission relating to the removal of the underground storage tank referenced in the CCS Environmental Survey (including reporting, closure and post-closure requirements).

         Section 10.4 Further Qualifications Respecting Indemnification. The right of the Indemnified Party to indemnity hereunder shall be subject to the following additional qualifications:

                  (a) The Indemnified Party shall promptly upon its discovery of facts or circumstances giving rise to a claim for indemnification, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial, governmental or otherwise, by any third party (such third party actions being collectively referred to herein as "Third Party Claims"), give notice thereof to the Indemnifying Party such notice in any event to be given



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



         within sixty (60) days from the date the Indemnified Party obtains Knowledge of the basis or alleged basis for the right of indemnity or such shorter period as may be necessary to avoid material prejudice to the Indemnifying Party; and

                  (b) In computing Losses, such amounts shall be computed net of any related recoveries to which the Indemnified Party is entitled under insurance policies or other related payments received or receivable from third parties and net of any tax benefits actually received by the Indemnified Party or for which it is eligible, taking into account the income tax treatment of the receipt of indemnification.

         Section 10.5 Procedures Respecting Third Party Claims. In providing notice to the Indemnifying Party of any Third Party Claim (the "Claim Notice"), the Indemnified Party shall provide the Indemnifying Party with a copy of such Third Party Claim or other documents received and shall otherwise make available to the Indemnifying Party all relevant information material to the defense of such claim and within the Indemnified Party's possession. The Indemnifying Party shall have the right, by notice given to the Indemnified Party within fifteen
(15) days after the date of the Claim Notice, to assume and control the defense of the Third Party Claim that is the subject of such Claim Notice, including the employment of counsel selected by the Indemnifying Party after consultation with the Indemnified Party, and the Indemnifying Party shall pay all expenses of, and the Indemnified Party shall cooperate fully with the Indemnifying Party in connection with, the conduct of such defense. The Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in (but not control) the defense of such Third Party Claim, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless the Indemnifying Party shall agree otherwise. If the Indemnifying Party shall have failed to assume the defense of any Third Party Claim in accordance with the provisions of this Section, then the Indemnified Party shall have the absolute right to control the defense of such Third Party Claim, and, if and when it is finally determined that the Indemnified Party is entitled to indemnification from the Indemnifying Party hereunder, the fees and expenses of Indemnified Party's counsel shall be borne by the Indemnifying Party, provided that the Indemnifying Party shall be entitled, at its expense, to participate in (but not control) such defense. The Indemnifying Party shall have the right to settle or compromise any such Third Party Claim for which it is providing indemnity so long as such settlement does not impose any obligations on the Indemnified Party (except with respect to providing releases of the third party). The Indemnifying Party shall not be liable for any settlement effected by the Indemnified Party without the Indemnifying Party's consent. The Indemnifying Party may assume and control, or bear the costs, of any such defense subject to its reservation of a right to contest the Indemnified Party's right to indemnification hereunder, provided that it gives the Indemnified Party notice of such reservation within fifteen (15) days of the date of the Claim Notice.




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



                                   ARTICLE 11

                                 NONCOMPETITION

         As a material inducement for the parties that enter into this Agreement, MPH and CCS agree as follows:

         Section 11.1 Noncompetition. For a time period of three (3) years, commencing on the Closing Date, MPH and CCS, its affiliates, successors and assigns, unless otherwise permitted by the written consent of the other party, or in connection with or on behalf of the other party, shall not, on their own account or as employees, landlord, lender, trustee, associate, consultant, partner, agent, principal, contractor, owner, officer, director, member or shareholder of any other person, or in any other capacity, directly or indirectly, in whole or in part, engage in the business of delivering mental health, behavioral counseling, or alcohol or substance abuse services through the operation of a hospital or otherwise, including, without limitation, through the delivery of inpatient, partial hospitalization, residential or outpatient services at a location within 50 miles of the respective Facilities transferred pursuant to this Agreement. Without limiting the generality of the foregoing, this non-competition provision shall not include (i) CCS' continuation of the CCS Non-Public Day School currently offered at Gulf Pines Hospital or (ii) MPH's or CCS' engaging in day school programs comparable to the CCS Non-Public Day School and any juvenile justice contracts. Brown Schools and CCS Parent shall, and each shall cause its respective Affiliates, to comply with this Article 11.

         Section 11.2 Remedies for Breach. In the event of a breach of any of the foregoing provisions, the non-breaching party shall be entitled to exercise any and all of the following rights, remedies, and provisions:

                  (i) Injunction. MPH and CCS agree that if either of them or any of their affiliates, successors or assigns violate or breach, or substantially threatens to violate or breach, any of the provisions or covenants contained in this agreement, the non-breaching party shall be entitled to injunctive relief, and reimbursement of its attorneys' fees if it prevails. In addition, MPH and CCS agree that the non-breaching party may have such injunctive relief, without bond but upon due notice, in addition to such other and further relief as may be available in equity or by law. MPH and CCS further agree that the sole remedy in the event of an entry of an injunction, is dissolution of such injunction, if warranted, at a hearing and all claims for damages by reason of the wrongful issuance of any such injunction are expressly waived.

                  (ii) Exclusivity. In addition to all other remedies available to MPH and CCS in the event of any breach of any provision of this
         Article 11, MPH and CCS agree that the remedies exercisable by the non-breaching party are not exclusive but are in addition to all of the remedies provided by this Agreement, by law or in equity and that the exercise or utilization of any one of the remedies provided by this Agreement shall not be deemed a waiver of, or prevent the non-breaching



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



         party from exercising, any other remedies available to it under this Agreement, applicable law or in equity.

         Section 11.3 Severability and Substitution of Valid Provisions. To the extent that any provision of this Article 11 is deemed unenforceable by virtue of the scope of the area involved, the scope of the business activity prohibited, the length of time the activity is prohibited, or the scope or magnitude of the remedies provided, but potentially remedied by a reduction of any or all thereof, MPH and CCS agree that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the jurisdiction in which the enforcement is sought.

         Section 11.4 Extension of Periods. The time period described in Section
11.1 above shall be automatically extended by any length of time during which the breaching party is in breach of any provision of this Agreement. The provisions of this Agreement shall continue in full force and effect throughout the duration of the extended periods.


                                   ARTICLE 12

                               GENERAL PROVISIONS

         Section 12.1 Notices. All notices and other communications hereunder shall be in writing, shall be delivered either in person, by facsimile or by mail to the person named below. Notice shall be deemed received on the date on which it is hand-delivered or transmitted by facsimile, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to MPH, addressed to:

                  Mr. Gregory J. Herring
                  Healthcare America, Inc.
                  1407 W. Stassney Lane
                  Austin, Texas 78745
                  Facsimile: 512/464-0217

                  with a copy to:

                  Mr. Jeffrey P. King
                  Haynes and Boone, LLP
                  901 Main Street, Suite 3100
                  Dallas, Texas 75202-3789
                  Facsimile: 214/651-5940




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



         If to CCS, addressed to:

                  Mr. H. Neil Campbell
                  Children's Comprehensive Services
                  3401 West End Avenue, Suite 500
                  Nashville, Tennessee 37203
                  Facsimile: 615/269-7525

                  with a copy to:

                  Ms. Leigh Walton
                  Bass, Berry & Sims, PLC
                  2700 First American Center
                  Nashville, Tennessee 37238
                  Facsimile: 615/742-6293

         Section 12.2 Attorneys' Fees. In an litigation or other proceeding relating to this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in such litigation or other proceeding.

         Section 12.3 Successors and Assigns. The rights under this Agreement shall not be assignable or transferable nor the duties delegable by either party without the prior written consent of the other; and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their permitted successors-in-interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary. Notwithstanding the above, MPH and CCS may each designate an Affiliate to receive the Assets Transferred to MPH and CCS, respectively, and to assume the Liabilities Assumed by MPH and CCS, respectively.

         Section 12.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.5 Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         Section 12.6 Entirety of Agreement, Amendments. This Agreement (including the Schedules and Exhibits hereto) and the other documents and instruments specifically provided for in this Agreement constitute the entire agreement between the parties concerning the subject matter of this Agreement and no amendment, alteration or modification of this Agreement shall be valid




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



unless in each instance such amendment, alteration, or modification is expressed in a written instrument duly executed by each of the parties hereto.

         Section 12.7 Waiver. The failure of a party to insist, in any one or more instances, on performance of any of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of the parties with respect thereto shall continue in full force and effect. No waiver of any provision or condition of this Agreement by a party shall be valid unless in writing signed by the party sought to be changed.

         Section 12.8 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas.

         Section 12.9 Severabilily. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, binding and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, void (or voidable) or unenforceable under applicable law, such provision shall be ineffective only to the extent held to be invalid, void (or voidable) or unenforceable, without affecting the remainder of such provision or the remaining provisions of this Agreement.



                          [Next page is signature page]






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         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


                                      MPH:

                                      MEADOW PINES HOSPITAL, INC.


                                      By: /s/Gregory J. Herring
                                      Name: Gregory J. Herring
                                      Title:   Vice President


                                      CCS:

                                      CCS/GULF PINES, INC.


                                      By: /s/ H. Neil Campbell
                                      Name: H. Neil Campbell
                                      Title:   President



         The undersigned hereby acknowledge and agree that the obligations set forth in Sections 6.6 and 7.5(c), and Articles 10 and 11, of this Agreement apply to and fully bind them, and each shall perform the obligations set forth therein.

                                      THE BROWN SCHOOLS, INC.


                                      By: /s/ Gregory J. Herring
                                      Name: Gregory J. Herring
                                      Title:   Senior Vice President


                                      CHILDREN'S COMPREHENSIVE SERVICES, INC.

                                      By: /s/ H. Neil Campbell
                                      Name: H. Neil Campbell
                                      Title:   Executive Vice President



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